SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 23, 2003
                                                        ------------------


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)




    Maryland                           0-11083                    13-3147497
------------------------------------------------------------------------------
(State or other                  (Commission file No.)          (IRS Employer
  jurisdiction of                                                   I.D. No.)
  incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
      -------------------------------------------------------------
      (Address of principal executive offices)           (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------

Item 2.  Acquisition or Disposition of Assets

On September 23, 2003 OLP Texas I L.P., which is wholly owned by Registrant ("Subsidiary"), acquired in an arms length transaction from an unaffiliated person an approximately 112,389 square foot retail furniture store situated on approximately 6.26 acres located in Plano, Texas. The total purchase price was $13,471,883 which was paid (i) $2,800,000 in cash and (ii) $10,671,883 by the assumption of the existing first mortgage on the property held by General Electric Capital Business Asset Funding Corporation. The property is leased in its entirety to Robb & Stucky, Ltd., a Florida Limited Partnership. The term of the lease expires June 23, 2020. The tenant has two five-year options which must be exercised on at least six months prior notice (a 10-day reminder notice from the landlord is required). The base rent under the lease is $1,254,098 per annum through June 30, 2007, (payable in equal monthly installments), with the base rent increasing to $1,379,507 per annum (payable in equal monthly installments) on July 1, 2007 through June 30, 2014 and thereafter increasing to $1,517,458 per annum (payable in equal monthly installments) on July 1, 2014 through June 23, 2020. In addition to the base rent, the tenant pays the real estate taxes applicable to the property. In addition, the tenant is required to carry specified insurance, and is responsible for all repairs and maintenance.

At closing, the mortgage assumed by the Subsidiary, in the original principal amount of $11,000,000 had been reduced to $10,671,883. The interest rate of the mortgage is fixed at 7.7% and the maturity date is August 1, 2016.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) and (b) Financial Statements of Property Acquired and Pro
            Forma Financial Statements


Report of Independent Auditors                                                          1
Statement of Revenues and Certain Expenses                                              2
Notes to Statement of Revenues and Certain Expenses                                     3-4

One Liberty Pro Forma Consolidated Financial Statements (Unaudited)

Pro Forma Consolidated Financial Statements (Unaudited)                                 5
Pro Forma Consolidated Balance Sheet (Unaudited)                                        6
Pro Forma Consolidated Income Statements (Unaudited)                                    7-8
Notes to Pro Forma Consolidated Balance Sheet and Income Statements (Unaudited)         9-10



(c)   Exhibits

       1. Lease Agreement dated as of July 29, 1999.

       2. First Amendment to Lease Agreement dated August 31, 1999.

       3. Second Amendment to Lease Agreement dated July 11, 2001.

       4. Third Amendment to Lease Agreement dated August 31, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ONE LIBERTY PROPERTIES, INC.

Dated: Great Neck, NY            By: /s/ David W. Kalish
October 3, 2003                  --------------------------------------------
                                 David W. Kalish
                                 Senior Vice President and
                                 Chief Financial Officer

                         Report of Independent Auditors



Board of Directors and Stockholders
One Liberty Properties, Inc.

We have audited the statement of revenues and certain expenses of Robb & Stucky Furniture and Design Studio ("Robb & Stucky") as described in Note 1 to be acquired by OLP Texas I L.P., a wholly owned subsidiary of One Liberty Properties, Inc. (the "Company") for the year ended December 31, 2002. The statement of revenues and certain expenses is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall statement of revenues and certain expenses presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Form 8-K of One Liberty Properties, Inc. and is not intended to be a complete presentation of Robb & Stucky's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of Robb & Stucky as described in Note 1 for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.




New York, New York                               /s/ Ernst & Young LLP
July 31, 2003
                                        1



                    Robb & Stucky Furniture and Design Studio

                   Statement of Revenues and Certain Expenses





                                                                  Six months ended               Year ended
                                                                      June 30,                   December 31,
                                                                        2003                        2002
                                                                        ----                        ----
                                                                     (unaudited)


Revenues:
    Base rents                                                        $  688,500                 $ 1,376,999
                                                                      ----------                 -----------
Total rental revenue                                                     688,500                   1,376,999
                                                                      ----------                 -----------

Certain expenses:
    Property operating expenses                                                -                           -
                                                                      ----------                 -----------
Total certain expenses                                                         -                           -
                                                                      ----------                 -----------

Revenues in excess of certain expenses                                $  688,500                 $ 1,376,999
                                                                      ==========                 ===========















                             See accompanying notes.

                    Robb & Stucky Furniture and Design Studio

               Notes to Statement of Revenues and Certain Expenses


1. Organization and Basis of Presentation

Presented herein is the statement of revenues and certain expenses related to the operation of Robb & Stucky Furniture and Design Studio (the "Property"), a retail furniture building in Plano, Texas. The Property has approximately 112,389 square feet of leasable space. The Property, which is currently owned by Clearview Legacy, L.P., is not a legal entity, but rather a property which is under contract for purchase by OLP Texas I, L.P., a wholly owned subsidiary of One Liberty Properties, Inc. (the "Company").

The accompanying statement of revenues and certain expenses has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the statement of revenues and certain expenses exclude certain expenses that may not be comparable to those expected to be incurred in the future operations of the aforementioned property. Items excluded consist of interest, depreciation, and amortization.

2. Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3. Revenue Recognition

The lease with the tenant is accounted for as an operating lease. Base rent is recognized on a straight-line basis over the lease term. The excess of the amount so recognized over the contractual amount due pursuant to the underlying lease amounted to $122,901 for the year ended December 31, 2002.

4. Risks and Uncertainties

The Property is leased to a single tenant, Robb & Stucky, Ltd. ("the Tenant"), which occupies 100% of the Property's total gross leasable area under a triple-net lease. Therefore, the Property's results of operations are significantly dependent on the overall health of the Tenant and the furniture industry.

                    Robb & Stucky Furniture and Design Studio

5. Future Minimum Rents

Future minimum lease payments to be received by the Property as of December 31, 2002 under a noncancellable operating lease are approximately as follows:


                  2003                        $ 1,254,000
                  2004                          1,254,000
                  2005                          1,254,000
                  2006                          1,254,000
                  2007                          1,319,000
                  Thereafter                   18,045,000
                                              -----------
                                              $24,380,000
                                              ===========



6.  Interim Unaudited Financial Information

The statement of revenues and certain expenses for the six months ended June 30, 2003 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the statement of revenues and certain expenses for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                          One Liberty Properties, Inc.

                   Pro Forma Consolidated Financial Statements
                                   (Unaudited)


On September 23, 2003, OLP Texas I L.P., a wholly-owned subsidiary of One Liberty Properties, Inc. (the "Company") acquired, in an arms length transaction, a retail furniture building located in Plano, Texas (the "Property").

The unaudited pro forma consolidated balance sheet of One Liberty Properties, Inc. as of June 30, 2003, has been prepared as if the Company's acquisitions of
(i) the Property and (ii) Andrita Stages (also referred to as the Playboy property) had been consummated on June 30, 2003. The unaudited pro forma consolidated income statements for the year ended December 31, 2002 and for the six months ended June 30, 2003, are presented as if the Company's acquisition of the Property had occurred on January 1, 2002 and the acquisition of Andrita Stages occurred on September 15, 2002 (commencement of operations) and the effect was carried forward through the year ended December 31, 2002 and six month period ended June 30, 2003.

The pro forma consolidated financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the completion of the Company's acquisitions of the Property and Andrita Stages had occurred on the dates indicated above, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period. These pro forma consolidated financial statements should be read in conjunction with (a) the Company's 2002 annual report on Form 10-K and the Company's Quarterly report on Form 10-Q for the period ended June 30, 2003 and (b) the Company's Form 8-K filed on August 7, 2003, as amended by Form 8-K/A filed on September 11, 2003 in connection with the acquisition of Andrita Stages.



                          One Liberty Properties, Inc.
                Pro Forma Consolidated Balance Sheet (Unaudited)
                               As of June 30, 2003
                             (Amounts in thousands)

                                                                            Purchase        Purchase           The
                                                         The Company           of              of             Company
                                                          Historical         Andrita         Robb &         Pro Forma
                                                             (A)             Stages(B)       Stucky        as Adjusted
                                                         -----------         ---------       -------       -----------


Assets

Real estate investments, at cost:
    Land                                                 $   32,050       $    4,300      $    2,704(C)     $   39,054
    Buildings                                               127,463           17,200          10,814(C)        155,477
                                                         ----------       ----------      ----------        ----------
                                                            159,513           21,500          13,518           194,531
Less accumulated depreciation                                12,333                -               -            12,333
                                                         ----------       ----------      ----------        ----------
                                                            147,180           21,500          13,518           182,198

Investment in unconsolidated joint ventures                  16,630                -               -            16,630
Mortgage receivable                                               -            7,000               -             7,000
Cash and cash equivalents                                     4,969                -               -             4,969
Unbilled rent receivable                                      3,839                -               -             3,839
Rent, interest, deposits and other receivables                3,326                -               -             3,326
Note receivable - officer                                       162                -               -               162
Investment in BRT Realty Trust (related party)                  478                -               -               478
Deferred financing costs                                      1,634                -              53(D)          1,687
Other                                                           687                -               -               687
                                                         ----------       ----------      ----------        ----------
                                                         $  178,905       $   28,500      $   13,571        $  220,976
                                                         ==========       ==========      ==========        ==========

Liabilities and stockholders' equity
Mortgages payable                                        $   82,642       $        -      $   10,671(E)     $   93,313
Line of credit                                                3,000           17,750           2,900(F)         23,650
Dividends payable                                             2,136                -               -             2,136
Accrued expenses and other liabilities                        1,510                -               -             1,510
                                                         ----------       ----------      ----------        ----------
Total liabilities                                            89,288           17,750          13,571           120,609
                                                         ----------       ----------      ----------        ----------

Commitments and contingencies                                     -                -               -                 -

Minority interest                                                 -           10,750               -            10,750

Stockholders' equity:
   Redeemable convertible preferred stock                    10,693                -               -            10,693
   Common stock                                               5,687                -               -             5,687
   Paid-in capital                                           66,465                -               -            66,465
   Accumulated other comprehensive income                       411                -               -               411
   Accumulated undistributed net income                       6,361                -               -             6,361
                                                         ----------       ----------      ----------        ----------
Total stockholders' equity                                   89,617                -               -            89,617
                                                         ----------       ----------      ----------        ----------
                                                         $  178,905       $   28,500      $   13,571        $  220,976
                                                         ==========       ==========      ==========        ==========





                                        See accompanying notes.

                                                            One Liberty Properties, Inc.
                                                     Pro Forma Consolidated Income Statement (Unaudited)
                                                            For the Year Ended December 31, 2002
                                                        (Amounts in thousands, except per share data)


                                                            Andrita Stages (B)             Robb & Stucky
                                                            ------------------             -------------

                                                  The                      Pro                           Pro         The
                                               Company      Purchase      Forma         Purchase       Forma       Company
                                              Historical       of        Adjust-           of          Adjust-     Pro Forma
                                                 (A)        Property      ments        Property(C)      ments     as Adjusted
                                              ----------    --------     -------       ----------      -------    -----------


Revenues:
    Rental income                             $ 14,879     $    941     $       -       $  1,377     $     10(D)   $ 17,207
    Interest and other income (including
      $231 from an affiliated joint venture)       826            -           184              -            -         1,010
                                              ---------    --------     ---------       --------     --------      --------
                                                15,705          941           184          1,377           10        18,217
                                              ---------    --------     ---------       --------     --------      --------

Expenses:
    Depreciation and amortization                2,876            -           125              -          270 (E)     3,271
    Interest - mortgages payable                 5,964            -             -              -          820 (F)     6,784
    Interest - line of credit                       54            -           224              -          129 (G)       407
    Leasehold rent                                  24            -             -              -            -            24
    General and administrative                   1,675            -             -              -            -         1,675
    Public offering expenses                       125            -             -              -            -           125
    Real estate expenses                           174          173             -              -            -           347
                                             ---------     --------      --------       --------     --------      --------
                                                10,892          173           349              -        1,219        12,633
                                             ---------     --------      --------       --------     --------      --------

Earnings before equity in earnings of
    unconsolidated joint ventures, loss
    on sale and minority interest                4,813          768          (165)         1,377       (1,209)        5,584

Equity in earnings of unconsolidated
    joint ventures                               1,078            -             -              -            -         1,078
Loss on sale of real estate and
    available-for-sale securities                  (11)           -             -              -            -           (11)
                                             ---------     --------      --------       --------      -------       --------

Net income before minority interest              5,880          768          (165)         1,377       (1,209)        6,651

Minority interest                                    -         (384)           63              -            -          (321)
                                             ---------     ---------     --------       --------     --------       --------

Net income                                   $   5,880     $    384      $   (102)     $   1,377     $ (1,209)      $  6,330
                                             =========     ========      ========      =========     =========      ========

Calculation of net income
  applicable to common stockholders:
       Net income                            $   5,880     $    384      $   (102)     $   1,377     $ (1,209)      $  6,330
       Less dividends on preferred stock         1,037            -             -              -            -          1,037
                                             ---------     --------      ---------     ---------     --------       --------
       Net income applicable to
         common stockholders                 $   4,843     $    384      $    (102)    $   1,377     $ (1,209)      $  5,293
                                             =========     ========      =========     =========     =========      ========

Net income per common share
    Basic (H)                                $    1.05                                                              $   1.15
                                             =========                                                              ========
    Diluted (H)                              $    1.04                                                              $   1.14
                                             =========                                                              ========


                                                      See accompanying notes.




                                                                One Liberty Properties, Inc.
                                                     Pro Forma Consolidated Income Statement (Unaudited)
                                                           For the Six Months Ended June 30, 2003
                                                        (Amounts in thousands, except per share data)


                                                            Andrita Stages (B)           Robb & Stucky
                                                            ------------------           -------------

                                                  The                     Pro                          Pro          The
                                               Company     Purchase      Forma         Purchase       Forma       Company
                                              Historical      of         Adjust-          of         Adjust-     Pro Forma
                                                 (A)       Property       ments       Property (C)    ments     as Adjusted
                                              ----------   --------      -------      ------------   -------    -----------

Revenues:
    Rental income                             $  8,990     $  1,333     $      -       $    689      $     5(D)    $ 11,017
    Interest and other income (including
      $194 from an affiliated joint venture)       236            -           315              -            -           551
                                              --------     --------     ---------      ---------     --------      --------
                                                 9,226        1,333           315            689            5        11,568
                                              --------     --------     ---------      ---------     --------      --------

Expenses:
    Depreciation and amortization                1,553            -           215              -          135 (E)     1,903
    Interest - mortgages payable                 3,172            -             -              -          405 (F)     3,577
    Interest - line of credit                      210            -           351              -           57 (G)       618
    General and administrative                   1,065            -             -              -            -         1,065
    Real estate expenses                           276          141             -              -            -           417
                                              --------     --------     ---------      ---------     --------      --------
                                                 6,276          141           566              -          597         7,580
                                              --------     --------     ---------      ---------     --------      --------

Earnings before equity in earnings of
    unconsolidated joint ventures, gain
    on sale and minority interest                2,950        1,192          (251)           689         (592)        3,988

Equity in earnings of unconsolidated
    joint ventures                               1,243            -             -              -            -         1,243
Gain on sale of real estate                         14            -             -              -            -            14
                                              --------     --------     ---------      ---------     --------      --------

Net income before minority interest              4,207        1,192          (251)           689         (592)        5,245

Minority interest                                    -         (596)          108              -            -          (488)
                                              --------     --------     ---------      ---------     --------      --------

Net income                                    $  4,207     $    596     $   (143)      $     689     $   (592)     $  4,757
                                              ========     ========     ========       =========     =========     ========

Calculation of net income
   applicable to common stockholders:
       Net income                             $  4,207     $    596     $   (143)      $     689     $   (592)     $  4,757
       Less dividends on preferred stock           518            -            -               -            -           518
                                              --------     --------     --------       ---------     --------      --------
       Net income applicable to
         common stockholders                  $  3,689     $    596     $   (143)      $     689     $   (592)     $  4,239
                                              ========     ========     ========       =========     =========     ========

Net income per common share
    Basic (H)                                 $    .65                                                             $    .75
                                              ========                                                             ========
    Diluted (H)                               $    .65                                                             $    .74
                                              ========                                                             ========


                                    See accompanying notes.

                          One Liberty Properties, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                                   (Unaudited)

1. Notes to Pro Forma Consolidated Balance Sheet  as of June 30, 2003

  (A) To reflect the unaudited consolidated balance sheet of One Liberty Properties, Inc. (the "Company") as of June 30, 2003, as reported on the Company's Quarterly Report on Form 10-Q.

  (B) The Company purchased Andrita Stages on July 24, 2003 in Los Angeles, California. Refer to the audited financial statements and unaudited pro forma financial statements relating to this acquisition which were filed on Form 8-K on August 7, 2003, as amended by Form 8-K/A on September 11, 2003.

  (C) To reflect the purchase allocation of the Company's acquisition of the property located in Plano, Texas (the "Property"), as of June 30, 2003, for approximately $13.5 million. There was no independent valuation performed on the Property. The Company intends to account for the acquisition in accordance with SFAS 141 and 142. We are currently in the process of analyzing the fair value of the in-place lease; and, consequently, no value has yet been assigned to the lease in the accompanying pro forma balance sheet. Therefore, the purchase price allocation is preliminary and subject to change.

  (D) To reflect financing costs incurred in connection with the assumption of the mortgage note described in (E) below.

  (E) To reflect the assumption of a mortgage note with an outstanding balance of approximately $10.67 million, which is collateralized by the Property.

  (F) To reflect the funds borrowed under the Company's line of credit used to purchase the Property.

2. Notes to Pro Forma Consolidated Income Statement for the Year Ended December 31, 2002

  (A) To reflect the consolidated income statement of the Company for the year ended December 31, 2002, as reported on the Company's Form 10-K.

  (B) The Company purchased Andrita Stages on July 24, 2003 in Los Angeles, California. Refer to the audited financial statements and unaudited pro forma financial statements relating to this acquisition which were filed on Form 8-K on August 7, 2003, as amended by Form 8-K/A filed on September 11, 2003.

  (C) To reflect the historical operations of the Property for the year ended December 31, 2002.

                          One Liberty Properties, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                             (Unaudited) - Continued

  (D) To reflect incremental straight line rental income amounts for the period.

  (E) To reflect straight line depreciation for the Property based on an estimated useful life of 40 years for the year ended December 31, 2002.

  (F) To reflect the interest expense for borrowings under the mortgage note assumed and secured by the Property (approximately $10.67 million at 7.7%). Also includes straight line amortization of the financing costs described in 1-(D) above, over the remaining life of the mortgage note (approximately thirteen years).

  (G) To reflect the interest expense for the year ended December 31, 2002 for borrowings under the revolving line of credit used to fund a portion of the purchase price ($2.9 million at approximately 4.4%).

  (H) Basic net income per common share is calculated based on approximately 4,614,000 weighted average common shares outstanding and diluted net income per common share is calculated based on approximately 4,644,000 weighted average common shares and common share equivalents outstanding.

3. Notes to Pro Forma Consolidated Income Statement for the Six Months Ended June 30, 2003

  (A) To reflect the consolidated income statement of the Company for the six months ended June 30, 2003, as reported on the Company's Quarterly Report on Form 10-Q.

  (B) The Company purchased Andrita Stages on July 24, 2003 in Los Angeles, California. Refer to the audited financial statements and unaudited pro forma financial statements relating to this acquisition which were filed on Form 8-K on August 7, 2003, as amended by Form 8-K/A filed on September 11, 2003.

  (C) To reflect the historical operations of the Property for the six months ended June 30, 2003.

  (D)    To reflect incremental straight line rental amounts for the period.

  (E) To reflect straight line depreciation for the Property based on an estimated useful life of 40 years.

                          One Liberty Properties, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                             (Unaudited) - Continued



  (F) To reflect the interest expense for borrowings under the mortgage note assumed and secured by the Property (approximately $10.67 million at 7.7%). Also includes straight line amortization of the financing costs described in 1-(D) above, over the remaining life of the mortgage note (approximately thirteen years).

  (G) To reflect the interest expense for borrowings under the revolving line of credit used to fund a portion of the purchase price ($2.9 million at approximately 3.9%).

  (H) Basic net income per common share is calculated based on approximately 5,660,000 weighted average common shares outstanding and diluted net income per common share is calculated based on approximately 5,691,000 weighted average common shares and common share equivalents outstanding.

                                  EXHIBIT INDEX



           Exhibit
           Number                       Exhibit Title
           ------                       -------------

              1.       Lease Agreement dated as of July 29, 1999.

              2.       First Amendment to Lease Agreement dated August 31, 1999.

              3.       Second Amendment to Lease Agreement dated July 11, 2001.

              4.       Third Amendment to Lease Agreement dated August 31, 2001.

                                 LEASE AGREEMENT


                                     Between


                               LINCOLN RAS, LTD.,
                           a Texas limited partnership
                                  as Landlord,



                                       and



                               ROBB & STUCKY, LTD.
                         a Florida limited partnership,
                                   as Tenant,







                                  July 29, 1999

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

                                                                          PAGE





ARTICLE I - AGREEMENT TO LEASE..............................................2
         1.1      Demise....................................................2
         1.2      Condition of the Premises.................................2
         1.3      Quiet Enjoyment...........................................2
         1.4      Due Diligence; Landlord's Assurances......................2





ARTICLE II - TERM...........................................................3
         2.1      Initial Term..............................................3
         2.2      Rent Commencement Date....................................3
         2.3      Construction and Delivery.................................3
         2.4      Option to Renew...........................................6





ARTICLE III - USE AND OPERATION OF PREMISES.................................7
         3.1      Permitted Use.............................................7
         3.2      Covenant to Open and Continuous Operation.................7
         3.3      Compliance with Laws......................................8
         3.4      Hazardous Materials and Sewage Prohibited.................8





ARTICLE IV - RENT...........................................................10
         4.1      Base Rent.................................................10
         4.2      Percentage Rent...........................................11
         4.3      Records and Financial Statements..........................12
         4.4      Additional Rent; Rent Defined.............................13
         4.5      Sales Tax.................................................13
         4.6      Payment of Rent...........................................13
         4.7      Past Due Rent.............................................13
         4.8      No Abatement of Rent......................................14





ARTICLE V - TAXES AND ASSESSMENTS...........................................14
         5.1      Payment of Taxes and Assessments..........................14
         5.2      Evidence of Payment.......................................14





ARTICLE VI - UTILITIES......................................................15




ARTICLE VII - [INTENTIONALLY DELETED].......................................15





ARTICLE VIII - INSURANCE....................................................15
         8.1      Insurance by Tenant.......................................15
         8.2      Carriers and Features.....................................16
         8.3      Failure to Procure Insurance..............................17
         8.4      Waiver of Subrogation.....................................17





ARTICLE IX - DAMAGE OR DESTRUCTION..........................................17
         9.1      Restoration and Repair....................................17
         9.2      Escrow of Insurance Proceeds..............................18
         9.3      Uninsured Losses..........................................18





ARTICLE X - ADDITIONS, ALTERATIONS AND REMOVALS.............................19
         10.1     Prohibition...............................................19
         10.2     Permitted Renovations.....................................19
         10.3     Additions, Expansions and Structural Alterations..........20





ARTICLE XI - MAINTENANCE AND REPAIRS........................................20
         11.1     Repairs by Tenant.........................................20
         11.2     Landlord's Obligation.....................................21





ARTICLE XII - LANDLORD'S RIGHT TO INSPECT...................................21





ARTICLE XIII - ASSIGNMENT, TRANSFER AND SUBLETTING BY TENANT................21
         13.1     Transfers Prohibited Without Consent......................21
         13.2     Indirect Transfer Prohibited Without Consent..............22
         13.3     Adequate Assurances.......................................22
         13.4     Effect of Consent.........................................22
         13.5     Permitted Transfers.......................................22





ARTICLE XIV - LANDLORD'S INTEREST NOT SUBJECT TO LIENS......................23
         14.1     Liens, Generally..........................................23
         14.2     Mechanics Liens...........................................24
         14.3     Contest of Liens..........................................24
         14.4     Notices of Commencement of Construction...................24





ARTICLE XV - CONDEMNATION...................................................25
         15.1     Complete Taking...........................................25
         15.2     Partial Taking............................................25
         15.3     Award.....................................................25
         15.4     Disputes..................................................26





ARTICLE XVI - SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.................26
         16.1     Subordination.............................................26
         16.2     Attornment................................................27
         16.3     Non-Disturbance...........................................27
         16.4     Rights of Mortgagees and Assignees........................27
         16.5     Initial Subordination Agreement...........................28


ARTICLE XVII - END OF TERM..................................................28
         17.1     Surrender of Premises.....................................28
         17.2     Holding Over..............................................28





ARTICLE XVIII - LIABILITY OF LANDLORD, INDEMNIFICATION......................29
         18.1     Liability of Landlord.....................................29
         18.2     Indemnification of Landlord...............................29
         18.3     Notice of Claim or Suit...................................30





ARTICLE XIX - DEFAULT.......................................................30
         19.1     Events of Default.........................................30
         19.2     Remedies on Default.......................................31
         19.3     Landlord May Cure Tenant Defaults.........................32
         19.4     Rights Cumulative.........................................33





ARTICLE XX - [INTENTIONALLY DELETED]........................................33





ARTICLE XXI - NOTICES.......................................................33





ARTICLE XXII - MISCELLANEOUS................................................34
         22.1     "Net" Lease...............................................34
         22.2     Estoppel Certificates.....................................34
         22.3     Brokerage.................................................35
         22.4     No Partnership or Joint Venture...........................35
         22.5     Entire Agreement..........................................35
         22.6     Waiver....................................................35
         22.7     Time......................................................36
         22.8     Costs and Attorneys' Fees.................................36
         22.9     Captions and Headings.....................................36
         22.10    Severability..............................................36
         22.11    Successors and Assigns....................................36
         22.12    Applicable Law............................................36
         22.13    Recordation of Memorandum of Lease........................36
         22.14    Waiver of Jury Trial......................................36

Exhibit "A"         -   Legal Description
Exhibit "A-1"       -   Site Plan
Exhibit "B"         -   Preliminary Construction Plans
Exhibit "B-1"       -   Development Schedule
Exhibit "C"         -   Permitted Encumbrances
Exhibit "D"         -   Subordination, Non-Disturbance and Attornment Agreement
Exhibit "E"         -   Approved Budget
Exhibit "F"         -   Tenant Estoppel Certificate
Exhibit "G"         -   Memorandum of Lease
Exhibit "H"         -   Monument sign design

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (the "Lease") made and entered into as of this 29th day of July, 1999, by and between LINCOLN RAS, LTD., a Texas limited partnership (the "Landlord") and ROBB & STUCKY, LTD., a Florida limited partnership (the "Tenant");

                              W I T N E S S E T H

         WHEREAS, pursuant to the terms of the Purchase Contract (hereinafter defined), an affiliate of Landlord has contracted to acquire fee simple title to that certain parcel of real property located in the City of Plano, Collin County, Texas, more particularly and legally described on Exhibit "A" attached hereto (the "Land"); and

         WHEREAS, pursuant to and in accordance with the terms of that certain Contract for the Purchase and Sale of Real Estate (as amended, the "Purchase Contract") dated April 30, 1999, executed by and between Electronic Data Systems Corporation ("Seller") and Lincoln Property Company Commercial, Inc. ("LPC"), Seller is to prepare and submit to LPC for LPC's review and approval a certain Supplemental Declaration (the "Supplemental Declaration"), which Supplemental Declaration is intended to supplement and/or amend that certain Master Declaration of Covenants, Conditions and Restrictions (Legacy Town Center) (the "Existing CCRs") dated February 16, 1999, executed by Seller, as declarant, and recorded in Volume 4355, Page 619 of the Real Property Records of Collin County, Texas (the Existing CCRs, as supplemented and/or amended by the Supplemental Declaration and as further amended and/or supplemented from time to time, shall be sometimes referred to herein collectively as the "CCRs"), which Supplemental Declaration is intended to encumber the Land and subject the Land and the development, use and occupancy thereof to certain covenants, conditions and restrictions; and

         WHEREAS, Landlord has agreed to accept an assignment of the Purchase Contract from LPC, acquire fee simple title to the Land (subject to the terms, provisions and conditions of the Purchase Contract) and construct, or cause to be constructed, on the Land an approximately 112,389 square foot building consisting of approximately 95,797 square feet of ground floor retail sales area and approximately 16,592 square feet of mezzanine administrative office area (the "Premises"), to be used by Tenant as a Robb & Stucky retail furniture store, together with related paved parking and appurtenant improvements to be located on the Land (with the Premises depicted on the site plan attached hereto as Exhibit "A-1"); and

         WHEREAS, Tenant desires to lease from Landlord, and Landlord has agreed to lease to Tenant, the Premises, upon the terms and conditions as more particularly hereinafter provided and described.

         NOW THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, and the mutual and reciprocal obligations undertaken herein, the parties hereto do hereby covenant, stipulate and agree as follows:

                                    ARTICLE I
                               AGREEMENT TO LEASE

         1.1 Demise. Landlord, for and in consideration of the rents herein reserved and required to be paid by Tenant and of the covenants, promises and agreements herein contained, does hereby demise, let and lease unto Tenant, and Tenant, for and in consideration of the foregoing demise by Landlord and of the covenants, promises and agreements herein contained does hereby hire, lease and take as Tenant from Landlord the Premises, upon those terms and conditions hereinafter set forth.

         1.2 Condition of the Premises. Landlord hereby agrees to cause such Premises to be constructed as set forth in Section 2.3 hereinafter, and Landlord hereby acknowledges and agrees that Tenant's obligations hereunder are subject to and conditioned upon Landlord's construction of the Premises as set forth in
Section 2.3 below (except as provided otherwise). Tenant agrees that, when Tenant accepts delivery of the Premises, Tenant shall be representing that Tenant has examined and approved all things concerning the Premises which Tenant deems material to Tenant's leasing and use of the Premises (except any latent defects). Tenant further acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Premises or which has induced Tenant to execute this Lease except as contained in this Lease.

         1.3 Quiet Enjoyment. Landlord covenants and agrees that so long as Tenant shall timely pay all rents due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant's part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Premises free of any interference from Landlord or any other party claiming by, through or under Landlord; subject to the completion of the Premises, the terms, provisions and conditions of this Lease, the Permitted Encumbrances attached hereto as Exhibit "C", but only to the extent the Permitted Encumbrances do not materially and adversely affect the operation in the Premises of the Permitted Use, and Tenant's agreement under any attornment and non-disturbance agreement entered into by Tenant as contemplated in Article XVI hereof.

         1.4 Due Diligence; Landlord's Assurances. Landlord has conducted extensive testing, investigation, and inspection of the Land. Landlord has provided Tenant with copies of all title information, environmental information, soil tests, zoning and development information relating to the Land in Landlord's actual possession. Upon execution of this Lease, Tenant shall be deemed to have satisfied itself that the Land is suitable for the operations of a Robb & Stucky retail furniture store. Notwithstanding anything in this Lease to the contrary, Landlord hereby warrants and represents that there are no restrictions or other legal impediments, either imposed by law (including applicable zoning and building ordinances) or by instrument (other than as provided in this Lease, including the Permitted Encumbrances), which would prevent the use of the Premises in the manner contemplated in this Lease after completion of construction thereof by Landlord in accordance with applicable law and the requirements of applicable governmental authorities.

                                   ARTICLE II
                                      TERM

         2.1 Initial Term. The initial term of this Lease shall, unless sooner terminated as elsewhere provided in this Lease, be for a period commencing on the date of final execution of this Lease by both Landlord and Tenant and terminating and expiring at 11:59 p.m. on the date immediately preceding the twentieth (20th) anniversary of the Rent Commencement Date (as hereinafter defined). For the purposes of this Lease, the initial term and any applicable renewal term(s) are sometimes together referred to as the "Term".

         2.2 Rent Commencement Date. For the purposes of this Lease, the "Rent Commencement Date" shall be the earlier of (i) sixty (60) days after the Delivery Date (as hereinafter defined), or (ii) the date Tenant opens for business to the public. Notwithstanding the foregoing, except for the payment of Rent as provided in Article IV below, any use or occupancy of the Premises by Tenant prior to the Rent Commencement Date shall be governed by and subject to the terms and conditions of this Lease.

         2.3      Construction and Delivery.

                  (a) Tenant has prepared or caused to be prepared preliminary plans and specifications for the Premises (the "Preliminary Construction Plans") which are attached as (or described in) Exhibit "B", and has delivered three (3) sets of such Preliminary Construction Plans to Landlord. Landlord and Tenant have reviewed and hereby approve the Preliminary Construction Plans. The Preliminary Construction Plans have been submitted to the City of Plano, to the Design Review Board (the "DRB") created under the CCRs and to Seller, as the declarant under the CCRs, for review and approval. To the extent the City of Plano, the DRB and/or Seller requires modifications or supplements to the Preliminary Construction Plans, Tenant shall use commercially reasonable efforts to promptly cause such modifications or supplements to be made and shall furnish copies of the Preliminary Construction Plans, as so amended or supplemented, to the City of Plano, the DRB, Seller and Landlord. Upon final approval of the Preliminary Construction Plans, as amended and supplemented, by each of the City of Plano, the DRB, Seller and Landlord, such amended and supplemented Preliminary Construction Plans (or the description thereof) shall be substituted as Exhibit "B" to this Lease and shall thereafter be collectively referred to herein as the "Final Construction Plans." Costs and expenses due to change orders requested by Tenant which increase the cost of construction of the Premises (as reflected in the Approved Budget (as hereinafter defined), as amended from time to time by agreement of Landlord and Tenant) shall be at Tenant's sole expense. Tenant shall have the right to reasonably review and approve other changes in the Final Construction Plans, provided that: (i) Tenant shall review and communicate its approval or disapproval of such changes within five (5) days of Landlord's request therefor, and (ii) the cost of all changes to the Final Construction Plans made consistent with this Section 2.3 (a) shall be included within the Approved Budget (herein so called) for the construction of the Premises, which Approved Budget, as the same presently exists in preliminary form, is attached hereto as Exhibit "E" and made a part hereof for all purposes, and which Approved Budget shall be amended and supplemented by agreement of Landlord and Tenant following acceptance of a bid from the Contractor (hereinafter defined) as described below and which Approved Budget may be further amended and supplemented from time to time by agreement of Landlord and Tenant and as a result of change orders approved by Landlord and Tenant. Landlord shall solicit at least three (3) bids (or as many as reasonably practical) from general contractors unaffiliated with Landlord and shall retain (with Tenant's approval, which such approval shall not be unreasonably withheld or delayed) a general contractor (the "Contractor"), and shall cause the Premises to be constructed in accordance with applicable laws and the terms of this Lease. The Contractor shall act as the general contractor for the work. All fees, supervision, costs and charges relating to the Premises shall be charged against the Approved Budget. If all of the bids received for the work described in the Final Construction Plans exceed the Approved Budget attached hereto as Exhibit "E" or if some or all of the bids which have been received meet the Approved Budget but are otherwise unsatisfactory to Landlord or Tenant, then Landlord or Tenant may, within seven (7) days after the receipt of the respective bids, either deliver a written request for modification of the Final Construction Plans for the subject portion of the Premises or a written request that Landlord solicit additional contractor bids. If such modifications or written requests for solicitation of additional bids are made by Tenant that will result in delays in completion of construction of the Premises, Landlord shall promptly notify Tenant, in writing, of the amount of anticipated delay.

                  (b) Subject to Landlord's timely acquisition of the Land pursuant to the Purchase Contract, Landlord shall commence construction of the Premises no later than October 1, 1999 and shall use commercially reasonable efforts to complete the Premises substantially in accordance with the Final Construction Plans (subject to "punch list" items as described in subsection (d) below) no later than April 15, 2000. Landlord covenants that it shall give Tenant written notice at least thirty (30) days prior to completion that the Premises will be completed and ready for Tenant's occupancy. Landlord shall use good faith efforts to obtain the street address to be assigned to the Premises from the authority having, jurisdiction and provide the same to Tenant no later than thirty (30) days after commencement of construction. Attached hereto as Exhibit "B-1" and incorporated herein by reference is a preliminary development schedule (the "Development Schedule") detailing the Premises construction process, the responsibilities of Landlord and the time periods within which Landlord's obligations are to be performed. Promptly following acceptance of a bid from the Contractor as described above, Landlord shall revise the Development Schedule, as appropriate, to integrate the construction schedule approved by Landlord and Tenant in the construction contract with the Contractor and such revised Development Schedule shall be substituted in lieu of Exhibit "B-1" attached hereto. Both parties acknowledge that strict adherence to the Development Schedule is essential for an orderly and timely completion of construction of the Premises and related Improvements; provided, however, each construction period obligation which is to be performed shall be extended in the event of a delay in a prior date to the extent caused by Tenant or by force majeure by the number of days of such delay.

                  (c) The Premises shall be deemed to have been fully completed and ready and available for occupancy by Tenant and the "Delivery Date" for the purposes of this Lease shall be the date on which all of the following have been accomplished: (i) the architect who prepared the Final Construction Plans shall have certified in writing to Tenant that the Premises have been completed substantially in accordance with the Final Construction Plans as provided in subsection (a) above; (ii) Landlord shall have given thirty (30) days prior written notice of the completion of construction of the Premises as provided in subsection (b) above; (iii) Landlord shall have received a certificate of occupancy from the appropriate government agency; and (iv) Landlord shall have tendered possession of the Premises to Tenant free from defects in construction (other than punchlist items), liens or other encumbrances, other than the Permitted Encumbrances attached as Exhibit "C" hereto and the lien of the first mortgage of Landlord's construction lender (which lender has or will have entered with Tenant into the Subordination, Non-Disturbance and Attornment Agreement attached as Exhibit "D" hereto).

                  (d) If Landlord fails to deliver the Premises to Tenant in the manner provided herein (except for "punch list" items which shall be specified by Tenant not later than the Delivery Date and shall be completed by Landlord within thirty (30) days thereafter), then if the Delivery Date does not occur on or before June 30, 2000, for reasons other than force majeure under subsection
(e) below, delays caused by or attributable to Tenant or extensions of time in the Development Schedule as described in Section 2.3(b) above, then Tenant shall have the right to impose a penalty against Landlord in the amount of One Thousand Five Hundred Dollars ($1,500.00) per day for each day between June 30, 2000 and the actual Delivery Date (which penalty amount shall be credited against the first payment(s) of Base Rent hereunder). Further, if the Delivery Date does not occur on or before November 1, 2000 (the "Outside Delivery Date") for reasons other than force majeure under subsection (e) below, delays caused by or attributable to Tenant or extensions of time in the Development Schedule as described in Section 2.3(b) above, then Tenant shall have the right either to
(i) enter onto the Premises and perform any task required for delivery of the Premises which has not been completed and Landlord shall reimburse Tenant for its actual costs thereof, or (ii) to terminate this Lease by written notice to Landlord delivered prior to the date that is the earlier to occur of (A) thirty
(30) days after the Outside Delivery Date, and (B) the date Landlord actually delivers the Premises to Tenant in the manner provided herein (except for "punchlist" items as provided above).

                  (e) Anything in this Lease to the contrary notwithstanding, neither Landlord nor Tenant shall be in default of the performance of any provisions of this Lease (other than with respect to the payment of Rent by Tenant) to the extent such performance shall be delayed or prevented by strike, war, act of God, or other causes (other than financial causes) beyond the control of the party seeking to excuse such performance. Landlord shall provide Tenant with written notice of any delays in the construction of the Premises resulting from the occurrence of a force majeure event with reasonable promptness after the occurrence of any such event.

                  (f) At Tenant's sole risk, Landlord will afford Tenant reasonable access to the Premises prior to the Delivery Date for the purpose of inspection, measuring and installing or arranging for the installation of fixtures, but only to the extent that such activity proceeds without unreasonably interfering with Landlord's agents, contractors, subcontractors, and their respective employees, or with the delivery of the Premises pursuant to subsection (c) above. By giving Tenant access to the Premises prior to the Delivery Date, Landlord assumes no responsibility whatsoever (unless the damage or loss is otherwise covered by Landlord's or the general contractor's insurance or is caused by the gross negligence or intentional misconduct of Landlord) for damage to persons entering the Premises, or injury to property brought in, or upon, the Premises, nor shall Landlord be entitled to any rent by reason of such access. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, costs, expenses, claims and damages arising out of or in any way related to the negligence or willful misconduct of Tenant or Tenant's employees, agents or contractors during any such early entry. Notwithstanding the foregoing, Tenant shall not indemnify or hold harmless Landlord from and against any expense, claim or cause of action resulting from the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

                  (g) On the Delivery Date, Landlord's tender of delivery of the Premises to Tenant shall constitute Landlord's warranty to Tenant that, as of the Delivery Date, the Premises shall have been completed in a good and workmanlike manner, free from construction defects (other than punchlist items), in conformity with all current applicable governmental laws, ordinances, rules, orders, regulations, the Permitted Encumbrances, and in substantial compliance with the Construction Plans. The foregoing warranty in this Section 2.3(g) shall be valid and in effect for a period of one (1) year after the Delivery Date, provided that any claims by Tenant for breach of warranty must be made in writing and mailed or delivered to Landlord prior to the expiration of such one
(1) year period. Notwithstanding anything herein to the contrary, in no event shall written notice mailed to Landlord within such one (1) year period but received by Landlord after the expiration of such one (1) year period be deemed untimely for the purposes of this Section 2.3(g). Further, Landlord shall warrant and represent to Tenant that the Premises are free of all liens, encumbrances and claims of any nature, except for the Permitted Encumbrances and a first mortgage in favor of Landlord's construction lender (which lender has or will have entered with Tenant into the Subordination, Non-Disturbance and Attornment Agreement attached as Exhibit "D" hereto).

                  (h) Landlord acknowledges and agrees that as part of its development and construction of the Premises, Landlord shall, to the extent permitted by the CCRs and applicable laws, install a monument sign on the Land in the approximate location noted on the Site Plan. Subject to compliance with the terms and provisions of the CCRs and approval by required governmental authorities, the monument sign shall be substantially similar in design and dimension to the signage depicted on Exhibit "H" attached hereto. The monument sign shall be installed on or before the Delivery Date.

         2.4 Option to Renew. Tenant shall have and is hereby granted two (2) options to extend this Lease for additional terms of five (5) years each, upon the same terms, covenants, conditions and rental as set forth herein; provided that Tenant is not in default hereunder beyond any applicable curative period at the commencement of the respective additional period. Tenant may exercise both of such five (5) year options successively by giving written notice to Landlord not less than six (6) months prior to the respective expiration of the initial Term of this Lease and of the then current five (5) year option period. However, in the event Tenant fails to give Landlord such written notice during the required period, Tenant's option rights hereunder shall not expire until Landlord provides Tenant with written notice allowing Tenant ten (10) days from receipt of said notice to exercise Tenant's renewal option.

                                   ARTICLE III
                          USE AND OPERATION OF PREMISES

         3.1 Permitted Use. Tenant covenants that it shall use and occupy the Premises for the purpose of operating thereon a Robb & Stucky retail furniture store and related facilities (the "Permitted Use"). To the limited extent permitted by the terms, provisions and conditions of the CCRs, Tenant shall have the right to change the Permitted Use to any other lawful retail use following not less than thirty (30) days prior written notice to Landlord of such change in use.

         3.2 Covenant to Open and Continuous Operation. Subject to compliance by Landlord with its obligations hereunder, Tenant agrees to open for business on or before the date which is ninety (90) days following the Rent Commencement Date and thereafter continuously operate the Premises as a fully stocked, fixtured and staffed Robb & Stucky retail furniture store throughout the Term (subject only to temporary interruptions in operations due to casualty, condemnation, remodeling, or force majeure). To the limited extent permitted by the terms, provisions and conditions of the CCRs, following the expiration of the third (3rd) Lease Year (hereinafter defined), Tenant shall have the right to cease or reduce operations in the Premises following prior written notice to Landlord of such cessation or reduction in operations delivered no later than the date that is thirty (30) days prior to the date of such cessation or reduction in operations, provided that in no event shall Tenant cease or reduce operations in the Premises beyond the date that is six (6) months prior to the date established under the CCRs or otherwise as the date on which Seller, or its successor(s) under the CCRs, would have the right to recapture the Land and/or the Premises from Landlord by reason of such a cessation or reduction in operations. In the event that Tenant fails to continuously operate the Premises in accordance with the provisions of this Section 3.2, and such failure continues for a period of thirty (30) days following receipt of written notice thereof from Landlord, Landlord shall have the right, in addition to all other rights and remedies which Landlord may have under this Lease or otherwise, to terminate this Lease and recapture the Premises by written notice to Tenant (the "Recapture Notice"). The Recapture Notice shall specify the effective date of such termination. Upon the effective date of such a termination of this Lease, Tenant shall deliver the Premises to Landlord in accordance with the terms of this Lease, including, without limitation, the terms and provisions of Article XVII hereof. Except as provided above in the Section 3.2 and except for those covenants, duties and obligations of Landlord and Tenant expressly provided to survive the expiration or earlier termination of this Lease, following a termination of this Lease by Landlord pursuant to this Section 3.2, Landlord and Tenant shall have no further obligations or duties hereunder.

         3.3 Compliance with Laws. Landlord shall be responsible for any non-compliance with building requirements or zoning requirements existing on the Delivery Date (excluding non-compliance resulting from deficiencies in the Final Construction Plans not actually known to Landlord prior to the commencement of construction of the Premises), as well as any violation of the CCRs or any other laws, rules, regulations or statutes of any federal, state or local government, including, without limitation, any Accessibility Laws (hereinafter defined) existing on the Delivery Date. Tenant shall at all times after the Delivery Date keep and maintain the Premises in compliance with the CCRs and with all applicable laws, ordinances, statutes, rules, regulations, orders, directions and requirements of all federal, state, county and municipal governments and of all other governmental agencies or authorities having or claiming jurisdiction over the Premises or the business activities conducted thereon or therein and of all of their respective departments, bureaus, agencies or officers, and of any insurance underwriting board or insurance inspection bureau having or claiming such jurisdiction or any other body exercising similar functions and of all insurance companies from time to time selected by Tenant to write policies of insurance covering the Premises and any business or business activity conducted thereon or therein; provided, however, that the foregoing shall not relieve Landlord of any obligations with respect to such matters as a result of Landlord's warranties and representations set forth in Section 2.3 of this Lease.

         Notwithstanding the generality of the foregoing, Tenant shall, at its sole expense, after the Delivery Date maintain the Premises in full compliance with all applicable federal, state or municipal laws, ordinances, rules and regulations currently in existence or hereafter enacted or rendered governing accessibility for the disabled or handicapped, including, but not limited to, any applicable provisions of The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, The Americans With Disabilities Act, the accessibility code(s), if any, of the State in which the Premises is located, and all regulations and guidelines promulgated under any all of the foregoing, as the same may be amended from time to time (collectively the "Accessibility Laws"); provided, however, that the foregoing shall not relieve Landlord of any obligations with respect to such matters as a result of Landlord's warranties and representations set forth in Section 2.3 of this Lease.

         3.4 Hazardous Materials and Sewage Prohibited. Except for conditions disclosed to Tenant in writing and specifically accepted by Tenant in writing, Landlord represents that, to Landlord's knowledge, the Premises are, and as of the Delivery Date will be, free of any Hazardous Materials. At all times during the term of this Lease neither Landlord nor Tenant nor any of their respective employees, agents, invitees, licensees, contractors or subtenants (if permitted) shall release or dispose of Hazardous Materials in, on or about the Premises or the groundwater thereof, in violation of any federal, state or municipal law, decision, statute, rule, ordinance or regulation currently in existence or hereafter enacted or rendered. Tenant shall give Landlord prompt written notice of any claim received by Tenant from any person, entity, or governmental agency that a release or disposal of Hazardous Materials has occurred on the Premises or the groundwater thereof. As used herein, the term "Hazardous Materials" shall mean and be defined as any and all toxic or hazardous substances, chemicals, materials or pollutants, of any kind or nature, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, or ordinance currently in existence or hereafter enacted or rendered, and shall include (without limitation), all oil, gasoline and petroleum based substances.

         Tenant shall not discharge or permit to be discharged into any septic facility or sanitary sewer system serving the Premises any toxic or hazardous sewage or waste other than that which is normal domestic waste water for the type of business contemplated by this Lease to be conducted by Tenant on, in or from the Premises. Any toxic or hazardous sewage or waste which is produced or generated in connection with the use or operation of the Premises shall be handled and disposed of as required by and in compliance with all applicable local, state and federal laws, ordinances and rules or regulations or shall be pre-treated to the level of domestic wastewater prior to discharge into any septic facility or sanitary sewer system serving the Premises.

         Nothing in this Section 3.4 shall be construed to mean that Tenant shall have any liability to Landlord for any groundwater contamination or other environmental contamination of the Premises which is not caused by Tenant or which does not arise out of or in connection with the action or inaction of the Tenant. Further, Landlord shall indemnify, defend and hold Tenant harmless from and against any and all losses, costs, expenses, claims and damages arising out of or in any way related to groundwater contamination or other environmental contamination of the Premises actually caused by Landlord or Landlord's agents or employees. Notwithstanding the foregoing, in the event of any Hazardous Materials are introduced by unrelated third parties, Landlord shall be responsible for all removal thereof required by applicable law, costs of removal, and actual costs incurred by Tenant in connection with the removal of such Hazardous Materials, but Landlord shall not be required to indemnify, defend or hold Tenant harmless against any claims asserted by third parties against Tenant arising out of such Hazardous Materials, or be liable for any claims by Tenant for compensatory and punitive damages, lost profits or other consequential damages resulting therefrom.

         3.5 Compliance With Title Matters. Attached hereto as Exhibit "C" is a copy of the Permitted Encumbrances (herein so called). After the delivery of the Premises, Tenant, at its expense, shall comply with the CCRs and with all other restrictive covenants and other title exceptions contained in the Permitted Encumbrances and comply with and perform all of the obligations set forth therein to the extent that the same are applicable to the Premises or the use and occupancy thereof by Tenant. Further, in addition to Tenant's payment obligations under this Lease, Tenant shall pay all sums charged, levied or assessed under the CCRS or under any other restrictive covenants, declaration, reciprocal easement agreement or other title exceptions affecting the Premises promptly as the same become due and shall furnish Landlord evidence of payment thereof. Landlord covenants to Tenant that the Premises shall be in substantial compliance with the Permitted Encumbrances as of the Delivery Date.

                                   ARTICLE IV
                                      RENT

         4.1 Base Rent. Subject to proration as set forth below, Tenant shall pay as base rent for the Premises for (a) each of Lease Year 1 through 7 (as hereinafter defined) the sum of One Million Three Hundred Sixty-Two Thousand Four Hundred Sixty-Three and No/100 Dollars ($1,362,463.00), (b) each of Lease Years 8 through 14 the sum of One Million Four Hundred Ninety-Eight Thousand Seven Hundred Nine and No/100 Dollars ($1,498,709.00), (c) each of Lease Years 15 through 20 the sum of One Million Six Hundred Forty-Eight Thousand Five Hundred Eighty and No/100 Dollars ($1,648,580.00), (d) if applicable, each of Lease Years 21 through 25 during the first option period the sum of One Million Eight Hundred Thirteen Thousand Four Hundred Thirty-Eight and No/100 Dollars ($1,813,438.00), and (e) if applicable, each of Lease Years 26 through 30 during the second option period the sum of One Million Nine Hundred Ninety-Four Thousand Seven Hundred Eighty-Two and No/100 Dollars ($1,994,782.00) (as applicable for each Lease Year, "Base Rent"), together with all applicable sales and use taxes thereon, if any. Base Rent shall be due and payable commencing on the Rent Commencement Date. Base Rent for each successive Lease Year during the Term shall be due and payable in equal monthly installments, in advance, on the first (1st) day of each calendar month commencing on the first (1st) day of the calendar month immediately following the Rent Commencement Date, it being agreed that Base Rent payable with respect to the period between the Rent Commencement Date and the first day of the following calendar month shall be due at the time that the first payment of Base Rent is due.

         Notwithstanding the foregoing, Landlord and Tenant acknowledge that the amount of the initial Base Rent for Lease Years 1 through 7 is based on the assumed and budgeted costs to be incurred by Landlord in constructing the Premises as reflected in the Approved Budget (including without limitation land costs, building and site development costs, development fee and other applicable soft costs), multiplied by eleven percent (11%). Upon completion of construction as contemplated hereunder, the initial Base Rent for Lease Years 1 through 7 shall be adjusted in the event Landlord's actual costs are less than or greater than the current amount reflected in the Approved Budget, and Base Rent for subsequent periods shall likewise be proportionately adjusted, as appropriate. The adjusted Base Rent shall be memorialized in an amendment to this Lease executed by Landlord and Tenant.

         In addition to the foregoing, Landlord agrees that Tenant may elect to reduce the amount of the initial Base Rent upon completion of the Premises. In the event Tenant elects to reduce the amount of initial Base Rent, then no later than thirty (30) days after the Delivery Date, Tenant shall notify Landlord in writing of its election to reduce the amount of initial Base Rent. The reduction in initial Base Rent shall be accomplished by means of Tenant paying to Landlord on or before the Rent Commencement Date an amount to be determined by Tenant (the "Buy-down Amount"), which Buy-down Amount shall not exceed $1,500,000.00 and shall be deducted from Landlord's total cost of construction of the Premises and, thereupon, the amount of the Base Rent shall be recalculated in accordance with the formula described above for the adjustment of the Base Rent.

         For the purposes of this Lease, the term "Lease Year" shall mean and be defined as each twelve (12) month period commencing on the first day of the calendar month immediately following the Rent Commencement Date; provided, however, that the first Lease Year shall include the period from the Rent Commencement Date to the first day of the next following calendar month.

Base Rent shall be prorated for an extended or partial Lease Year (i.e., the first Lease Year and/or the final Lease Year).

         4.2      Percentage Rent.

                  (a) Tenant shall pay to Landlord for each Lease Year during the Term, commencing with Lease Year 21 (but not before), as Percentage Rent (as herein so called), a sum equal to two percent (2%) multiplied by the amount, if any, by which Gross Sales (hereinafter defined) for the applicable Lease Year exceeds $68,633,000.00. The Percentage Rent shall be paid in annual installments as follows: on or before the 45th day of each Lease Year during the Term, commencing with Lease Year 22 with respect to Percentage Rent payable for Lease Year 21, if any, Tenant shall pay to Landlord a sum of money equal to the Percentage Rent for such Lease Year. The term "Gross Sales", as used herein, shall be defined to mean the aggregate amount of gross sales and other revenue from all business conducted in, on or from the Premises by Tenant and all other revenue in connection with all merchandise sold, services provided or other activities performed in, on or from the Premises by Tenant, whether evidenced by cash, check, credit, charge account, exchange or otherwise and regardless of the amount, or profit realized. Gross Sales shall include, but not be limited to, all amounts received from (i) the sale of goods, wares and merchandise, (ii) sales made by means of vending devices, (iii) rentals, (iv) services performed in, on or from the Premises, and (v) all orders taken or received, including mail, catalog, telephone, telegraph or other orders received at the Premises, whether such orders be filled from the Premises or elsewhere. Gross Sales shall further include all sales to Tenant's employees (reduced by the amount of any discounts actually provided to such employees). If any space within the Premises shall be sublet by Tenant or business conducted by any person or entity other than Tenant pursuant to this Lease, then there shall be included in Gross Sales all the sales and services, and any other activity generated therein. Gross Sales shall include receipts from the sale of gift certificates at the time of redemption and not at the time of sale. Except as provided below in this Section 4.2, each charge or sale shall be recorded for its full amount and no deduction or offset thereto shall be permitted for trade-ins, excess allowances on trade-ins, coupons, handling charges for coupons or the equivalent. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) and no reserve or deduction shall be allowed for uncollected or uncollectible charge accounts, bad debts or other items. Gross Sales shall also include all deposits not refunded to purchasers and all service charges for layaway sales.

                  (b) Notwithstanding the foregoing, Gross Sales shall not include (i) transfers to other stores or returns to suppliers, (ii) the amount of actual discounts utilized by customers and employees of Tenant, provided no compensation is provided to Tenant by such customers or employees in exchange for such discounts, (iii) sales of merchandise for which cash has been refunded or allowances made on merchandise claimed to be unsatisfactory, provided they shall have been previously included in Gross Sales and provided that if such refunds or allowances are in the form of credits to customers, (iv) the sales price of merchandise returned by customers and standard credit card fees paid to the credit card issuer (i.e., Visa, MasterCard, American Express) in the ordinary course of business for each charge, and (v) the amount of any sales, use or gross receipts tax imposed by any federal, state, municipal or other governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price, and that the amount is paid by Tenant to such governmental authority.

                  (c) Commencing with Lease Year 21, on or before the 30th day of each calendar month during the Term, Tenant shall prepare and deliver to Landlord at the place designated by Landlord a statement of Gross Sales made during the preceding calendar month. In addition, within forty-five (45) days after the expiration of each Lease Year and within forty-five (45) days after termination of this Lease, if this Lease should not terminate at the end of a Lease Year. Tenant shall prepare and deliver to Landlord at the place designated by Landlord a statement of Gross Sales during the preceding Lease Year (or partial Lease Year), certified to be true, correct and complete by the chief financial officer of Tenant. Tenant shall furnish similar statements for its licensees, concessionaires and subtenants, if any. All such statements shall be in such form as Landlord may reasonably require and shall be consistent with the present forms of Tenant's financial reporting utilized in the financial reports heretofore submitted to Landlord. If any such certified statement discloses an error in the calculation of Percentage Rent for any period, an appropriate adjustment of Percentage Rent shall be made, subject, however, to Landlord's rights under this Section 4.2.

                  (d) Landlord shall have the right from time to time, upon reasonable prior written notice and during Tenant's regular business hours, by its accountants or representatives to audit all statements of Gross Sales and in connection with such audits to examine all records (including all supporting data and all tax records) of Gross Sales, and Tenant shall make or cause to be made all such records readily available for such examination. If any such audit discloses that the actual Gross Sales for any Lease Year differ from those reported by more than three percent (3%), Tenant shall forthwith pay the reasonable cost of such audit, Percentage Rent due, if any, along with interest charges at the maximum rate allowed by applicable law, and if such audit discloses that said Gross Sales for such Lease Year exceeded those reported by more than five percent (5%), Landlord shall, in addition to the foregoing rights, have the right, at Landlord's option, to terminate this Lease (but only with respect to the second and subsequent occurrences of such under-reporting of annual Gross Sales by Tenant) or to require that Tenant thereafter cause such reports to be prepared, at Tenant's sole cost and expense, on an annual basis by an independent certified public accountant reasonably approved by Landlord. In the event Tenant over reports its Gross Sales and is due a refund, Tenant will be granted a credit toward future rents after deducting the reasonable cost of the examination.

         4.3 Records and Financial Statements. Tenant shall keep and maintain at all times complete and accurate books and records adequate to reflect clearly and correctly Tenant's annual gross sales, which books and records shall be kept by Tenant at its office and shall be available for at least one (1) year for Landlord's review at Landlord's expense during reasonable business hours and upon reasonable notice. Throughout the Term of this Lease, in addition to the statements of Gross Sales described above, Tenant shall deliver to Landlord: (1) audited financial statements of Tenant, delivered no later than four (4) months after the end of each of Tenant's fiscal years, and (ii) unaudited quarterly financial statements of Tenant certified to be true, correct and complete by the chief financial officer of Tenant, delivered no later than two (2) months after the end of each of Tenant's fiscal quarters.

         4.4 Additional Rent; Rent Defined. If Landlord shall make any expenditure for which Tenant is responsible or liable under this Lease, or if Tenant shall become obligated to Landlord under this Lease for any sum other than Base Rent as hereinabove provided, the amount thereof shall be deemed to constitute additional rent ("Additional Rent") and shall be due and payable by Tenant to Landlord, together with all applicable sales taxes thereon, if any, simultaneously with the next succeeding monthly installment of Base Rent or at such other time as may be expressly provided in this Lease for the payment of the same.

         For the purpose of this Lease, the term "Rent" shall mean and be defined as all Base Rent, Percentage Rent and Additional Rent due from Tenant to Landlord hereunder.

         4.5 Sales Tax. In addition to the Rent and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord, simultaneously with such payment of such Rent or other sums or amounts, the amount of any applicable sales, use or excise tax on any such Rent or other sums or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the State in which the Premises is located or any other federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the amounts with respect to which such taxes are payable are paid by Tenant to Landlord.

         4.6 Payment of Rent. Each of the foregoing amounts of Rent and other sums shall be paid to Landlord without demand and, except as expressly provided in this Lease, without deduction, set-off, claim or counterclaim of any nature whatsoever which Tenant may have or allege to have against Landlord, and all such payments shall, upon receipt by Landlord, be and remain the sole and absolute property of Landlord. All such Rent and other sums shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by thirty (30) days' prior written notice to Tenant. If Landlord shall at any time accept any such Rent or other sums after the same shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions.


         4.7 Past Due Rent. If Tenant fails to make any payment of Rent or any other sums or amounts to be paid by Tenant hereunder on or before the tenth
(10th) day after the date such payment is due and payable, an administrative late charge of five percent (5%) of the amount of such payment shall accrue and be due and payable; provided, however, the foregoing administrative late charge shall not be applicable until the third (3rd) and any subsequent late payments during any twelve (12) month period are received by Landlord more than ten (10) days after the date when due. In addition, upon an Event of Default (hereinafter defined), all past due amounts shall bear interest at the maximum interest rate then allowable under the laws of the State in which the Premises is located from the date such amount became due to the date of payment thereof by Tenant. Such late charge and interest shall constitute Additional Rent and shall be due and payable with the next installment of Rent due hereunder.

         4.8 No Abatement of Rent. Except as expressly provided in this Lease, no abatement, diminution or reduction (a) of Rent, charges or other compensation, or (b) of Tenant's other obligations hereunder, shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever.

                                    ARTICLE V
                              TAXES AND ASSESSMENTS

         5.1 Payment of Taxes and Assessments. During the original term and all renewals or extensions of this Lease, Tenant shall pay and discharge, prior to their becoming delinquent: (i) all real estate ad valorem taxes levied or assessed after the Delivery Date hereof (except such taxes relating to the first and last year of this Lease which shall be pro-rated for the period of this Lease within the tax period) against the Premises, including without limitation, assessments for public improvements made after the commencement of this Lease,
(ii) all personal property ad valorem taxes levied or assessed against Tenant's personal property used in or about the Premises, (iii) all assessments levied or assessed pursuant to the terms of the CCRs which are attributable to the Premises and/or to Landlord's ownership thereof, and (iv) all payments assessed against Landlord, Tenant and/or the Premises in lieu of, or as a supplement to, ad valorem taxes; provided however, in the event any special assessment taxes shall be levied or assessed against the Premises which are payable or may be paid in installments, Tenant shall be required to pay only such installments as shall become due and payable during the Term of this Lease or any option periods as and when such installments become due and payable. Notwithstanding the foregoing, in the event of any lump sum special assessment(s) in the amount of five thousand dollars ($5,000.00) or more accruing when the unexpired Term of the Lease is five (5) years or less, Tenant shall pay such assessment, but as between Tenant and Landlord, the assessment shall be treated as amortized over the estimated life-span of the improvement(s) for which the assessment is made and any unamortized portion of such assessment upon the expiration of the Lease shall be treated as a loan from Tenant to Landlord, which shall accrue interest on the unpaid principal balance at the legal rate upon which judgments accrue interest and shall be payable in full on demand. All impact fees and development charges related to the construction of the Improvements shall be paid by Landlord to the extent reflected in the Approved Budget. Tenant shall have the right to contest such taxes in good faith provided Tenant posts such security as is necessary to prevent the imposition of a lien upon the Premises.

         5.2 Evidence of Payment. Tenant shall direct the local taxing authority to send all tax invoices to Tenant with a copy to Landlord; if, however, Landlord receives the original tax invoice at any time, Landlord shall deliver the original invoice to Tenant within five (5) business days after receipt. Tenant shall deliver to Landlord within thirty (30) days after the last day for payment (without penalty or interest) of the taxes, assessments and other levies on the Premises, photostatic copies of the receipts showing payment thereof. In the event Tenant fails to pay any of the foregoing taxes, assessments and other levies and the Landlord elects to pay the same, the same shall constitute Additional Rent hereunder.

                                   ARTICLE VI
                                    UTILITIES

         In connection with the construction of the Improvements, Landlord hereby represents to Tenant that all necessary utilities are, or as of the Delivery Date will be, available at, and will be connected to, the Premises. Landlord shall be responsible for and shall pay all utility impact fees, charges and assessments, relating to the development and construction of the Improvements identified in the Approved Budget, as amended or supplemented from time to time.

         From and after the Delivery Date, Tenant shall be liable for and shall pay directly all charges and fees (together with any applicable taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges or similar items in connection with the use or occupancy of the Premises by Tenant. Landlord shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage, or other interference with any utility service, including, without limitation, water, air conditioning heat, gas, electric current for light and power, telephone, or any other utility service provided to or serving the Premises unless caused by Landlord's faulty construction or negligence. No such interruption, termination or cessation of utility services shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder.

                                   ARTICLE VII
                             [INTENTIONALLY DELETED]

                                  ARTICLE VIII
                                    INSURANCE

         8.1 Insurance by Tenant. Throughout the term of this Lease, Tenant shall, at its sole cost and expense, maintain in full force and effect the following types and amounts of insurance coverage:

                  (a) Hazard Insurance. Tenant shall keep the improvements and personalty located on and in the Premises, including all permitted alterations, changes, additions and replacements thereof and thereto, insured against. loss or damage caused by: (i) fire, windstorm and other hazards and perils generally included under extended coverage; (ii) sprinkler leakage; (iii) vandalism and malicious mischief; and (iv) boiler and machinery, all in an amount not less than one hundred percent (100%) of the insurable replacement cost of such improvements and personalty with a deductible of not more than Fifty Thousand Dollars ($50,000.00). All insurance required hereunder, and all other insurance maintained by Tenant on such improvements and personalty in excess of or in addition to that required hereunder, shall be carried in favor of Landlord and Tenant (and Landlord's mortgage lender, if applicable), as their respective interests may appear.

                  (b) Liability Insurance. Tenant shall provide and keep in full force and effect a policy of broad form comprehensive general public liability and property damage insurance providing coverage against liability for personal injury, death and property damage having limits of not less than One Million Dollars ($1,000,000.00) per person and Three Million Dollars ($3,000,000.00) per occurrence, with an umbrella liability policy in the amount of Fifteen Million Dollars ($15,000,000.00). Said insurance, and any and all other liability insurance maintained by Tenant in excess of or in addition to that required hereunder, shall name Landlord as an additional insured.

                  (c) Worker's Compensation Insurance. Tenant shall provide and keep in full force and effect workers' compensation insurance, in a form prescribed by the laws of the State in which the Premises is located, and employers' liability insurance.

                  (d) Builder's Risk Insurance. Tenant shall, prior to the commencement of and during the construction of any permitted rehabilitation, replacement, reconstruction, restoration, renovation or alteration to the Premises, provide and keep in full force and effect builders' risk insurance in accordance with the requirements of this Article.

                  (e) Business Interruption Insurance. Tenant shall provide, keep and maintain in full force and effect business interruption insurance, without a provision for co-insurance, in an amount sufficient to pay Rent, maintenance, taxes and insurance for the Premises for a period of at least twelve (12) months.

                  (f) Flood Hazard Insurance. Tenant shall maintain flood insurance in an amount equal to the actual replacement value of the Premises or the maximum amount available, whichever is less, if the area in which the Premises are located has been designated by the Secretary of Housing and Urban Development as having special flood hazards and if flood insurance is available under the National Flood Insurance Act. Tenant shall cause Landlord and Landlord's Mortgagee, if any, to be named as a loss payee thereunder. All policies required to be maintained by Tenant hereunder shall name Landlord as an additional insured (provided that naming such additional insured shall not increase Tenant's insurance premiums for such policies).

         8.2 Carriers and Features. All insurance policies required to be carried by Tenant as provided in this Article shall be issued by insurance companies approved by Landlord authorized and licensed to do business in the State in which the Premises is located. All such policies: (i) shall be for periods of not less than one (1) year and Tenant shall renew the same at least thirty (30) days prior to the expiration thereof, (ii) shall be rated B+-VIII or better by Best's Insurance Rating Service, and (iii) shall name Landlord as loss payee and/or additional insured, as appropriate. All such policies shall require not less than thirty (30) days written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder.

         Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Article and, at least twenty (20) days prior to the date any such insurance must be in effect, deliver to Landlord a copy of the policy or policies, or a certificate or certificates (on ACORD 27) thereof, along with evidence that the premiums therefor have been paid for at least the next ensuing quarter-annual period.

         8.3 Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Article and fail to maintain the same in full force and effect continuously during the term of this Lease, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense as Additional Rent.

         8.4 Waiver of Subrogation. Tenant agrees that, if any property owned by it and located in the Premises shall be stolen, damaged or destroyed by an insured peril, Landlord shall not have any liability to Tenant, nor to any insurer of Tenant, for or in respect of such theft, damage or destruction, and Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with a provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

                                   ARTICLE IX
                              DAMAGE OR DESTRUCTION

         9.1 Restoration and Repair. If, during the term of this Lease, the Premises shall be destroyed or damaged in whole or in part by fire, windstorm or any other cause whatsoever, Tenant shall give Landlord immediate notice thereof and shall repair, reconstruct or replace the Premises or the portion thereof so destroyed or damaged (whichever is reasonably required), at least to the extent of the value and character thereof existing immediately prior to such occurrence. If the CCRs or applicable laws prevent or preclude reconstruction to the same extent as the previously existing improvements, Tenant shall reconstruct to the closest extent possible pursuant to plans and specifications to be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The building must be susceptible of being reconstructed to at least ninety percent (90%) of its pre-casualty size; otherwise, Tenant shall be entitled to terminate this Lease on sixty (60) days prior written notice to Landlord, in which event Landlord shall be entitled to all insurance proceeds attributable to the Premises but not to proceeds relating to Tenant's furniture, fixtures or equipment. Landlord's withholding of approval as to the plans and specifications shall be deemed reasonable only if same are for improvements which are materially inconsistent with the materials of the previously existing improvements or such proposed improvements would diminish the value of the Premises when reconstructed. All work shall be started as soon as practicable and completed, at Tenant's sole cost and expense. Tenant shall, however, immediately take such action as is necessary to assure that the Premises (or any portion thereof) does not constitute a nuisance or otherwise present a health or safety hazard.

         9.2 Escrow of Insurance Proceeds. In the event of a casualty resulting in a loss payment for the Improvements in an amount greater than Two Hundred Thousand Dollars ($200,000.00), the proceeds (attributable to the Improvements) of all insurance policies maintained by Tenant shall be deposited in an escrow account in Landlord's and Tenant's names at a bank or other financial institution designated by Landlord, and shall be used by Landlord and/or Tenant for the repair, reconstruction or restoration of the Improvements. Such proceeds shall be disbursed periodically by the escrow holder for work actually completed and materials installed by or on behalf of Tenant in accordance with the plans and specifications for such work approved by Landlord, as provided above, upon certification of Tenant and Tenant's architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Provided that Tenant shall be obligated to repair, reconstruct or restore the Premises hereunder, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, Tenant shall furnish Landlord with adequate evidence that at all times the undisbursed portion of the escrowed funds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. Further, Landlord and Landlord's representatives (including Landlord's architect and engineer) shall have the right from time to time to inspect the Premises during the performance of the repair, reconstruction or restoration, as applicable, to verify the progress of such work and the compliance of such work with the plans and specifications for such work approved by Landlord, as provided above. Tenant shall obtain, and make available to Landlord, as and when disbursements are made by the escrow holder, receipted bills and partial lien waivers and releases, and, upon completion of said work, full and final releases and waivers of lien. In the event of a casualty resulting in a loss payment for the Improvements in an amount equal to or less than Two Hundred Thousand Dollars ($200,000.00), the proceeds shall be paid to Tenant, and shall be applied towards repair, reconstruction and restoration.

         9.3 Uninsured Losses. Nothing contained herein shall relieve Tenant of its obligations under this Article if the destruction or damage is not covered, either in whole or in part, by insurance, except that Tenant shall have no responsibility for an uninsured loss resulting from the intentional acts or omissions of Landlord.

         9.4 Last Two (2) Years of Term. Notwithstanding any of the foregoing provisions of this Article IX to the contrary, if any such damage or destruction occurs within the last two (2) years of the Term and such damage or destruction has a material impact on Tenant's ability to conduct business, as reasonably determined by Tenant, Tenant shall be under no obligation to restore the Premises, in which case this Lease shall terminate at Tenant's option, such option to be exercised by Tenant giving not less than thirty (30) days' prior written notice to Landlord, and Landlord shall receive the proceeds of any insurance (together with any applicable deductible) which are paid by the insurance carrier issuing the policy of insurance required to be maintained hereunder.

                                    ARTICLE X
                       ADDITIONS, ALTERATIONS AND REMOVALS

         10.1 Prohibition. Except as hereinafter expressly provided in Section
10.2 or 10.3, no portion of the Premises shall be demolished or removed by Tenant in any manner whatsoever without the prior written consent and approval of Landlord, which may be withheld by Landlord in its sole and absolute discretion.

         10.2 Permitted Renovations. During the Term, Tenant shall have the right, at its discretion and its sole cost, without Landlord's consent, to make
(i) any alterations or modifications necessary or desirable in order to bring the Premises into conformity with Tenant's then-current prototype for similarly sized stores and (ii) any interior nonstructural alterations or modifications it may desire. With Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right, at its sole cost, to alter, modify or reconstruct the exterior and/or structure of the building. Landlord's withholding of consent as to any structural alteration or modification shall be deemed reasonable only if same adversely affects the structural integrity of the building or such alterations or modifications would diminish the value of the Premises. The following conditions shall be met prior to any alterations to the Premises by Tenant, to wit:

                  (a) Before the commencement of any such work, Tenant shall obtain the approval thereof by all governmental departments or authorities having jurisdiction of or over the Premises, if required by such departments or authorities, and with any public utility companies having an interest therein, if required by such utility companies. In any such work, Tenant shall comply with the CCRs and all applicable laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having jurisdiction of or over the Premises and of all their respective departments, bureaus and offices, and with the requirements and regulations, if any, of such public utilities, of the insurance underwriting board or insurance inspection bureau having jurisdiction, or any other body exercising similar functions, and of all insurance companies then writing policies covering the Premises or any part thereof.

                  (b) All such construction work will be performed in a good and workmanlike manner and in accordance with the terms, provisions and conditions of this Lease and all governmental requirements.

                  (c) Landlord shall have the right to inspect any such construction work at all times during normal working hours and to maintain at the Premises for that purpose (at its own expense) such inspector(s) as it may deem necessary so long as such inspections do not interfere with Tenant's work (but Landlord shall not thereby assume any responsibility for the proper performance of the work in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof).

                  (d) All such work shall be performed at Tenant's cost and expense and free of any expense to Landlord and free of any liens on Landlord's fee simple interest on or Tenant's leasehold interest in the Premises. In the event any lien is placed on the Premises in connection with such work, Tenant shall bond over such lien in accordance with applicable law or cause the removal of such lien within sixty (60) days after the date the lien is recorded.

                  (e) Upon substantial completion of any such work Tenant shall procure a certificate of occupancy, if applicable, from the appropriate governmental authorities verifying the substantial completion thereof.

                  (f) Tenant shall, and hereby agrees to, indemnify and save and hold Landlord harmless from and against and reimburse Landlord for any and all loss, damage, cost and expense (including, without limitation, reasonable attorneys' fees) incurred by or asserted against Landlord which is occasioned by or results, directly or indirectly, from any construction or renovation activities conducted upon the Premises; whether or not the same is caused by or the fault of Tenant or any contractor, subcontractor, laborer, supplier, materialman or any other third party.

         10.3 Additions, Expansions and Structural Alterations. Except for Tenant's obligation to make alterations to the Premises required by any applicable law or ordinance including, without limitation, any alterations required by Accessibility Laws (provided the Premises complied with all such laws as of the Delivery Date), nothing in this Article X or elsewhere in this Lease shall be deemed to authorize Tenant to construct or erect any additions to or expansions of the Improvements, or perform any alterations of a structural nature whatsoever; it being understood that Tenant may do so only with the prior written consent and approval of Landlord, which consent and approval shall not be unreasonably withheld if the addition, expansion or alteration will not materially adversely affect the value of the Premises. Landlord shall fully cooperate, at no cost or expense to Landlord, with Tenant in connection with any approved addition, expansion or alteration. With respect to funding the cost of any such expansion, unless otherwise agreed by Landlord in writing, Tenant shall pay the entire cost of such expansion, addition or alteration. Any additions, expansions and structural alterations constructed by Tenant pursuant to this
Section 10.3 shall be constructed in a good and workmanlike, lien-free manner and in compliance with all applicable laws, regulations, rules, ordinances and statutes promulgated, issued or enacted by any governmental authority having jurisdiction over the Premises, and otherwise in accordance with the conditions enumerated in subsections (a) through (g) of Section 10.2 above.

                                   ARTICLE XI
                             MAINTENANCE AND REPAIRS

         11.1 Repairs by Tenant. Tenant shall, at all times during the term of this Lease and at its sole cost and expense, put, keep, replace and maintain the Premises (including, without limitation, all portions of the improvements situated thereon, including without limitation, the roof, plumbing systems, electric systems and HVAC systems, and personalty) in good repair and in good, safe and substantial order and condition, shall make all repairs thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity or desirability for repairs may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precautions to prevent waste, damage or injury, except to the extent any such matters arise as a result of a breach by Landlord of its warranties and representations set forth in Section 2.3 of this Lease. At the Delivery Date, all contractor, materialmen and vendor warranties shall be assigned to Tenant on a non-exclusive basis (Landlord hereby authorizes Tenant to negotiate the terms of all warranties and guaranties). Tenant shall also, at its own cost and expense, put, keep, replace and maintain all landscaping, signs, sidewalks, roadways, driveways and parking areas within the Premises in good repair and in good, safe and substantial order and condition and free from dirt, standing water, rubbish and other obstructions or obstacles.

         11.2 Landlord's Obligation. Landlord shall not be required to make any alterations, reconstructions, replacements, changes, additions, improvements or repairs of any kind or nature whatsoever to the Premises or any portion thereof (including, without limitation, any portion of the Improvements) at any time during the term of this Lease, except to the extent any such matters arise as a result of a breach by Landlord of its warranties and representations set forth in Section 2.3 of this Lease or are caused by the negligent or wrongful acts or omissions of Landlord after the Delivery Date.

                                   ARTICLE XII
                           LANDLORD'S RIGHT TO INSPECT

         Landlord and its agents shall have the right upon 24-hours notice to enter upon the Premises or any portion thereof at any reasonable time to inspect the operation, sanitation, safety, maintenance and use of the same, or any portions of the same and to assure itself that Tenant is in full compliance with its obligations under this Lease (but Landlord shall not thereby assume any responsibility for the performance of any of Tenant's obligations hereunder, nor any liability arising from the improper performance thereof). In making any such inspections, Landlord shall not unduly interrupt or interfere with the conduct of Tenant's business.

                                  ARTICLE XIII
                  ASSIGNMENT, TRANSFER AND SUBLETTING BY TENANT

         13.1 Transfers Prohibited Without Consent. Except as otherwise expressly provided in Section 13.5 below, Tenant shall not, without the prior written consent of Landlord in each instance, sell, assign or otherwise transfer this Lease, or Tenant's interest in the Premises, in whole or in part, or any rights or interest which Tenant may have under this Lease, or sublet the Premises, or any part thereof. Tenant's collateral assignment of this Lease or grant of a leasehold mortgage shall not require Landlord's consent. Landlord shall subordinate any security interest it may have in any inventory, tangible personal property, equipment and accounts receivable which may be necessary for Tenant's financing purposes. If given, the consent of Landlord to an assignment, transfer, subletting or encumbrance shall in no event be construed to relieve Tenant or such assignee or subtenant from the obligation of obtaining the express consent in writing of Landlord to any further assignment, transfer, subletting or encumbrance. In addition, any such approved assignee shall expressly assume this Lease by an agreement in recordable form, an original executed counterpart of which shall be delivered to Landlord prior to any assignment of the Lease. Any assignment, transfer, sublease or encumbrance in violation of this Article shall be voidable at Landlord's option.

         13.2 Indirect Transfer Prohibited Without Consent. Except as otherwise expressly provided in Section 13.5 below, a sale, assignment, transfer, exchange or other disposition of the partnership interests or stock of Tenant or any general partner interest in Tenant which results in a change or transfer of management or control of Tenant, or a merger, consolidation or other combination of Tenant with another entity which results in a change or transfer of management or control of Tenant, shall be deemed an assignment hereunder.

         13.3 Adequate Assurances. Without limiting any of the foregoing provisions of this Article, if, pursuant to the U.S. Bankruptcy Code, as the same may be amended from time to time, Tenant is permitted to assign or otherwise transfer its rights and obligations under this Lease in disregard of the restrictions contained in this Article, the assignee agrees to provide adequate assurance to Landlord: (i) of the continued use of the Premises solely in accordance with the Permitted Use thereof, (ii) of the continuous operation of the business in the Premises in strict accordance with the requirements of
Article III hereof, and (iii) of such other matters as Landlord may reasonably require at the time of such assumption or assignment. In addition, adequate assurance shall mean that any such assignee shall have a net worth (exclusive of good will) of not less than that of Robb & Stucky, Ltd. as of the date of this Lease. Any such assignee shall expressly assume this Lease by an agreement in recordable form, an original executed counterpart of which shall be delivered to Landlord prior to an assignment of the Lease.

         13.4 Effect of Consent. Unless expressly agreed by Landlord in writing to the contrary, Landlord's consent (where required) to any assignment of this Lease shall not operate to release any Tenant-assignor from its obligations hereunder, with respect to which said Tenant-assignor shall remain personally liable.

         13.5 Permitted Transfers. Notwithstanding any provision in this Article to the contrary:

                  (a) Without Landlord's consent, Tenant shall be permitted to assign its interest in this Lease or sublease the Premises to another entity or individual, provided: (i) Robb & Stucky, Ltd. remains primarily liable for the obligations of the Tenant under this Lease, (ii) the proposed assignee uses the Premises for the Permitted Use or for another retail commercial use which is permitted under the applicable zoning and land use regulations and ordinances and the other title exceptions contained in the Permitted Encumbrances, including, without limitation, the CCRs, (iii) if an assignment of this Lease is made by Tenant, the assignee shall expressly assume this Lease by an assignment agreement in recordable form, an original executed counterpart of which shall be delivered to Landlord prior to the effective date of any such assignment, and
(iv) all excess rents paid in connection with a sublease and all consideration paid in connection with an assignment (other than in connection with a merger of Tenant with or into another entity or the sale of all or substantially all of Tenant's assets) shall be delivered to Landlord upon receipt by Tenant.

                  (b) The sale, transfer or disposition of a general partnership interest in Robb & Stucky, Ltd. shall not constitute an assignment which is subject to the terms of this Article provided: (i) Derby Road Investments, Inc. continues to be a general partner of Robb & Stucky, Ltd.; and (ii) Landlord receives prior written notice of such proposed change. In the case of a sale, transfer or disposition of a general partnership interest which does not constitute an assignment subject to the terms of this Article, the transferor general partner shall be released from any and all obligations and liability under this Lease arising after the later of the date of such transfer or the date the transferee general partner delivers an instrument to Landlord stating that it has become a general partner and shall be obligated, in its capacity as a general partner, under this Lease. Further, the sale of ownership interests in Tenant in connection with a public offering of such ownership interests, the sale of all or substantially all of Tenant's assets, or the merger of Tenant into or with an entity shall not constitute an assignment which is subject to the terms of this Article, provided: (1) Robb & Stucky, Ltd. remains primarily liable for the obligations of Tenant under this Lease (to the extent Robb & Stucky, Ltd. is a surviving entity following such an event), (2) Landlord receives prior written notice of such sale or transfer, and (3) the entity acquiring all or substantially all of Tenant's assets or the surviving entity in connection with a merger of Tenant with or into another entity, as applicable, shall expressly assume in writing and agree to perform and be liable for all obligations of Tenant under this Lease.

                                   ARTICLE XIV
                    LANDLORD'S INTEREST NOT SUBJECT TO LIENS

         14.1 Liens, Generally. Tenant shall not create or cause to be imposed, claimed or filed upon the Premises, or any portion thereof, or upon the interest of Landlord therein, any lien, charge or encumbrance whatsoever. If, because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise) and Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands whatsoever, and from and against any and all attorneys' fees, at both trial and all appellate levels, resulting or on account thereof and therefrom. In the event that Tenant shall fail to comply with the foregoing provisions of this Section and such failure shall continue for a period of fifteen (15) days after written notice from Landlord, Landlord shall have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant agrees to reimburse Landlord, upon demand and as Additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon, until paid. The terms and conditions of this Section 14.1 shall not be deemed to apply to any liens arising out of the Tenant's collateral assignment of its leasehold interest hereunder in connection with any Tenant financing.

         14.2 Mechanics Liens. Landlord's interest in the Premises shall not be subjected to liens of any nature by reason of Tenant's construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics' and materialmen's liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord's credit or assets (including, Landlord's interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, renovation, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord's interest in the Premises to any mechanics' or materialmen's lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Premises on account of work performed, or alleged to have been performed, for or on behalf of Tenant, Tenant shall, within sixty (60) days after written notice of the imposition of such lien, claim or order, cause the Premises to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law. If a lien is released, Tenant shall thereupon furnish Landlord with a written instrument of release in form for recording or filing in the appropriate office of land records of the County in which the Premises is located, and otherwise sufficient to establish the release as a matter of record.

         14.3 Contest of Liens. Tenant may, at its option, contest the validity of any lien or claim of lien if Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by law, and thereby obtained the release of the Premises from such lien. If judgment is obtained by the claimant under any lien, Tenant shall pay the same immediately after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. Tenant shall, at its own expense, defend the interests of Tenant and Landlord in any and all such suits; provided, however, that Landlord may, at its election, engage its own counsel and assert its own defenses, in which event Tenant shall cooperate with Landlord and make available to Landlord all information and data which Landlord deems necessary or desirable for such defense.

         14.4 Notices of Commencement of Construction. If required by the laws of the State in which the Premises is located, prior to commencement by Tenant of any work on the Premises which shall have been previously permitted by Landlord as provided in this Lease, Tenant shall record or file a notice of the commencement of such work (the "Notice of Commencement") in the land records of the County in which the Premises is located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Premises is that of a leasehold estate and shall also clearly reflect that the interest of Landlord as the fee simple owner of the Premises shall not be subject to mechanics' or materialmen's liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord and its attorneys prior to the recording or filing thereof, as aforesaid.

                                   ARTICLE XV
                                  CONDEMNATION

         15.1 Complete Taking. If the whole of the Premises shall be taken or condemned for any public or quasi-public use or purpose, by right of eminent domain or by purchase in lieu thereof, or if a substantial portion of the Premises shall be so taken or condemned that the portion or portions remaining is or are not sufficient and suitable for Tenant's operations, in the mutual reasonable judgment of Landlord and Tenant, for the continued operation of the business contemplated by this Lease to be conducted thereon, therein or therefrom so as to effectively render the Premises untenantable, or provided that the building cannot be reconstructed to at least eighty-five percent (85%) of its pre-condemned size, then, at Tenant's option, this Lease and the Term hereby granted shall cease and terminate as of the date on which the condemning authority takes possession and all Rent shall be paid by Tenant to Landlord up to that date or refunded by Landlord to Tenant if Rent has previously been paid by Tenant beyond that date.

         15.2 Partial Taking. If a portion of the Premises is taken, and the portion or portions remaining can, in the mutual reasonable judgment of Landlord and Tenant, be adapted and used for the conduct of Tenant's business operation, such that the Premises are not effectively rendered untenantable, then Tenant shall promptly restore the remaining portion or portions thereof to a condition comparable to their condition at the time of such taking or condemnation, less the portion or portions lost by the taking, and this Lease shall continue in full force and effect except that the Rent payable hereunder shall, if necessary, be equitably adjusted to take into account the portion or portions of the Premises lost by the taking. Notwithstanding the foregoing, in the event that the building cannot be reconstructed to at least eighty-five percent (85%) of its pre-condemned size, then, at Tenant's option, this Lease and the Term hereby granted shall cease and terminate as of the date on which the condemning authority takes possession and all Rent shall be paid by Tenant to Landlord up to that date or refunded by Landlord to Tenant if Rent has previously been paid by Tenant beyond that date.

         15.3 Award. The entire award for the Premises or the portion or portions thereof so taken shall be apportioned between Landlord and Tenant as follows: (a) if this Lease terminates due to a taking or condemnation, Landlord shall be entitled to the entire award, except for that portion of the award, if any, which is specifically allocated to compensate Tenant for the taking of its fixtures and equipment and loss of business; provided, however, Tenant shall be entitled to all awards made to Tenant under its separate claim, provided such claim does not diminish the value of Landlord's award; (b) if this Lease does not terminate due to such taking or condemnation, Tenant shall be entitled to the award to the extent required for restoration of the Premises, and Landlord shall be entitled to the balance of the award not applied to restoration. If this Lease does not terminate due to a taking or condemnation, Tenant shall, with due diligence, restore the remaining portion or portions of the Premises in the manner hereinabove provided. In such event, the proceeds of the award to be applied to restoration shall be deposited with a bank or financial institution designated by Landlord as if such award were insurance proceeds, and the amount so deposited will thereafter be treated in the same manner as insurance proceeds are to be treated under Section 9.2 of this Lease until the restoration has been completed and Tenant has been reimbursed for all the costs and expenses thereof. If the award is insufficient to pay for the restoration, Tenant shall be responsible for the remaining cost and expense of such restoration.

         15.4 Disputes. If Landlord and Tenant cannot agree in respect of any matters to be determined under this Article, a determination shall be requested of the court having jurisdiction over the taking or condemnation; provided, however, that if said court will not accept such matters for determination, either party may have the matters determined by a court otherwise having jurisdiction over the parties.

                                   ARTICLE XVI
                  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

         16.1 Subordination. Subject to Section 16.3 below, this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Premises are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to any mortgage or mortgages now or hereafter in force and effect upon or encumbering Landlord's interest in the Premises and/or the Land, or any portion thereof, and to all collateral assignments by Landlord to any third party or parties of any of Landlord's rights under this Lease or the rents, issues and profits thereof or therefrom as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to any such mortgage, mortgages or assignments, and upon recording of any such mortgage, mortgages or assignments, the same shall be deemed to be prior in dignity, lien and encumbrance to this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Premises irrespective of the dates of execution, delivery or recordation of any such mortgage, mortgages or assignments. The foregoing subordination provisions of this Section shall be automatic and self-operative without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant. If any lender or Mortgagee requires the execution of a separate document, then the subordination agreement shall include the provisions of Sections 16.2 and 16.3 below as a condition to Tenant's obligation to execute such documentation. However, if Landlord or the holder or proposed holder of any such mortgage, mortgages or assignments shall request that Tenant execute and deliver any further instrument or agreement of subordination of this Lease, Tenant's interest hereunder or Tenant's leasehold interest in the Premises to any such mortgage, mortgages or assignments in confirmation or furtherance of or in addition to the foregoing subordination provisions of this Section, Tenant shall promptly execute and deliver the same to the requesting party. If, within thirty (30) days following Tenant's receipt of a written request by Landlord or the holder or proposed holder of any such mortgage, mortgages or assignments, Tenant shall fail or refuse or shall have not executed any such further instrument or agreement of subordination, for whatever reason, Tenant shall be in breach and default of its obligation to do so and of this Lease and Landlord shall be entitled thereupon to exercise any and all remedies available to Landlord pursuant to this Lease or otherwise provided by law.

         16.2 Attornment. Subject to Section 16.3 below, Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of Landlord under this Lease for the balance of the term of this Lease remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any mortgage or security interest encumbering or collateral assignment of Landlord's interest in the Premises, or any portion thereof, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject, however, to all of the terms and conditions of this Lease.

         16.3 Non-Disturbance. Throughout the Term, Landlord shall use its good faith efforts to deliver to Tenant with regard to any and all Ground Leases (as defined below) and any and all Mortgages (as defined below) now or hereafter encumbering the Premises or any portion thereof and placed thereon by Landlord, a non-disturbance and attornment agreement in a form reasonably acceptable to Tenant executed by the landlord under any such Ground Lease ("Ground Lessor") or the Mortgagee, as applicable. Such agreement shall contain, at a minimum, the following: (i) the Lease shall not terminate by reason of a foreclosure or deed in lieu thereof ("Foreclosure"), (ii) Tenant's possession of the Premises shall not be disturbed, (iii) the Mortgagee or purchaser upon such Foreclosure shall recognize Tenant and all its rights hereunder and shall be obligated to fully and completely perform Landlord's duties and obligations under the Lease arising from and after the date of such Foreclosure, including but not limited to, an obligation to make all payments to Tenant and satisfy all construction obligations set forth in this Lease, (iv) Tenant shall not be named as a party in any action for foreclosure, (v) the Mortgagee, whether or not the Mortgage is foreclosed, shall make all proceeds arising from a casualty or condemnation loss to the Premises available to Tenant for restoration of the Improvements in accordance with the terms hereof, (vi) Tenant shall not have prepaid more than one month's rent in advance of its due date under this Lease, and (vii) Tenant shall not have entered into any modification or amendment of this Lease without the prior written consent of the holder or holders of any mortgage or mortgages now or hereafter in force and effect upon or encumbering any or all, or any combination of the Premises and/or the Land, or any part thereof. Upon Tenant's receipt of the non-disturbance and attornment agreement, Tenant shall execute and deliver such non-disturbance and attornment agreement to Landlord and the Ground Lessor or Mortgagee, as applicable, and this Lease shall be subordinate to the corresponding Ground Lease or Mortgage. Without limiting the generality of the foregoing provisions of this Article XVI, in no event shall this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Premises be deemed junior, inferior, subordinate and subject to the interests of a Ground Lessor under a Ground Lease or a Mortgagee under a Mortgage unless and until Tenant receives a non-disturbance and attornment agreement substantially complying in all material respects with the requirements of this Section 16.3 or otherwise in the form of the Subordination Agreement (as hereinafter defined) attached hereto as Exhibit "D".

         16.4 Rights of Mortgagees and Assignees. At the time of giving any notice of default or other cause of termination to Landlord, Tenant shall mail or deliver to the holders of any mortgage on the Premises or holders of any security interest in or collateral assignment of this Lease who have, in writing, notified Tenant of their interests (individually a "Mortgagee") a copy of any such notice. No notice of default or other cause of termination of this Lease by Tenant shall be effective until any Mortgagee shall have been furnished a copy of such notice by Tenant. In the event Landlord fails to cure any default or other cause of termination of this Lease pursuant to such notice, the Mortgagee shall have, at its option, the same time period afforded Landlord to cure such default within which to remedy such default of Landlord or to cause such default or other cause of termination to be remedied. In the event that the Mortgagee elects to cure any such default or other cause of termination of this Lease, then Tenant shall accept such performance on the part of such Mortgagee as though the same had been performed by Landlord, and for such purpose Tenant hereby authorizes any Mortgagee to enter upon the Premises to the extent necessary to exercise any of Landlord's rights, powers and duties under this Lease. If, in the event of any such default or other cause of termination of this Lease which is reasonably capable of being cured by a Mortgagee, the Mortgagee promptly commences and diligently pursues to cure the default or other cause of termination, then Tenant will not terminate this Lease or cease to perform any of its obligations under this Lease so long as the Mortgagee is, with due diligence, engaged in the curing of such default or other cause of termination.

         16.5 Initial Subordination Agreement. Notwithstanding anything in this
Article XVI to the contrary, Tenant will enter into the Subordination, Non-Disturbance and Attornment Agreement attached as Exhibit "D" hereto (the "Subordination Agreement") with all Mortgagees and Ground Lessors, if any. So long as the Subordination Agreement remains in effect, the Subordination Agreement will control to the extent of any conflict between the terms and conditions of this Article XVI and the Subordination Agreement.

                                  ARTICLE XVII
                                   END OF TERM

         17.1 Surrender of Premises. Tenant shall, on or before the last day of the Term of this Lease or upon the sooner termination thereof, peaceably and quietly surrender and deliver to Landlord the Premises in good order, condition and repair, reasonable wear and tear excepted, and free and clear of any liens and encumbrances created by, through or under Tenant.

         17.2 Holding Over. If Tenant or any other person or party shall remain in possession of the Premises or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, this Lease shall continue in force as a tenancy at will, subject to all of the provisions hereof, except that during any such holdover, the Rent payable under this Lease by Tenant shall be one hundred twenty percent (120%) of the rate or rates in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

                                  ARTICLE XVIII
                     LIABILITY OF LANDLORD, INDEMNIFICATION

         18.1 Liability of Landlord. Except to the extent of a breach of its representations, warranties and covenants set forth in Sections 2.3 and 3.4 of this Lease or loss or damage caused by the grossly negligent or intentional acts or omissions of Landlord, its agents, employees or contractors, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including, but not limited to: (a) repairs to any portion of the Premises; (b) interruption in Tenant's use of the Premises; (c) any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of any equipment within the Premises, including without limitation, heating, cooling, electrical or plumbing equipment or apparatus; (d) the termination of this Lease by reason of the condemnation or destruction of the Premises in accordance with the provisions of this Lease; (e) any fire, robbery, theft, mysterious disappearance or other casualty; (f) the actions of any other person or persons; and (g) any leakage or seepage in or from any part or portion of the Premises, whether from water, rain or other precipitation that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Improvements. Any goods, property or personal effects stored or placed by the Tenant or its employees in or about the Premises shall be at the sole risk of the Tenant. Without limiting the generality of the foregoing, Landlord's liability under this Lease shall be limited to Landlord's ownership interest in the Land and the Premises, such that in no event shall Landlord, or any partner, shareholder, member, trustee, beneficiary, director, manager, officer or employee of Landlord, be personally liable under this Lease.

         18.2 Indemnification of Landlord. Provided that Landlord is without material fault and that the matter in question is not a result of Landlord's breach of any representation, warranty or covenant contained in this Lease, or is the result of the grossly negligent or intentional acts or omissions of Landlord, its agents, employees or contractors, Tenant shall defend, indemnify and save and hold Landlord harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys' fees and court costs, incurred by Landlord, arising directly or indirectly from or out of: (a) any failure by Tenant to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed; (b) any accident, injury or damage which shall happen at, in or upon the Premises, however occurring; (c) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any person of the Premises, or any part thereof, or the operation of the business' contemplated by this Lease to be conducted thereon, thereat, therein, or therefrom; (d) any failure of Tenant to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority, including, without limitation, the Accessibility Laws; (e) any contamination of the Premises, or the groundwaters thereof, arising on or after the date Tenant takes possession of the Premises and occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any toxic or hazardous chemicals, compounds, materials or substances, by Tenant or by any agent of Tenant; (f) any discharge of toxic or hazardous sewage or waste materials from the Premises into any septic facility or sanitary sewer system serving the Premises arising on or after the date Tenant takes possession of the Premises, by Tenant or by any agent of Tenant; or (g) any other act or omission of Tenant, its employees, agents, invitees, customers, licensees or contractors.

         Tenant's indemnity obligations under this Article and elsewhere in this Lease arising prior to the termination or assignment of this Lease shall survive any such termination or assignment.

         18.3 Notice of Claim or Suit. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against Tenant or Landlord of which Tenant receives notice or of which Tenant acquires knowledge. In the event Landlord is made a party to any action for damages or other relief against which Tenant has indemnified Landlord, as aforesaid, Tenant shall defend Landlord, pay all costs and shall provide effective counsel to Landlord in such litigation or, at Landlord's option, shall pay all attorneys' fees and costs incurred by Landlord in connection with its own defense or settlement of said litigation.

                                   ARTICLE XIX
                                     DEFAULT

         19.1 Events of Default. Each of the following events shall be an Event of Default hereunder by Tenant and shall constitute a breach of this Lease:

                  (a) If Tenant shall fail to pay within ten (10) days after written notice any Rent, or portion thereof, or any other sum due to Landlord from Tenant hereunder.

                  (b) If Tenant shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Tenant under this Lease, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof from Landlord, provided that if such violation or failure is not susceptible of cure within such 30-day period, if Tenant shall fail to promptly commence to cure such violation or failure during such 30-day period and thereafter diligently prosecute the same to completion.

                  (c) If Tenant shall at any time cease to continuously operate the Premises in violation of the requirements of Section 3.2 of this Lease, and such cessation of continuous operations shall continue for a period of thirty
(30) days after written notice from Landlord.

                  (d) Except to the extent actually caused by a breach of Landlord's covenants and obligations expressly contained in this Lease, if Tenant shall violate, or cause or permit the Premises or the use, maintenance or occupancy thereof to violate, the terms, provisions, covenants or restrictions of the CCRs, and such violation continues for a period of thirty (30) days after written notice thereof from Landlord.

                  (e) If any assignment, transfer, sublease or encumbrance shall be made or deemed to be made that is in violation of the provisions of this Lease.

                  (f) If, at any time during the term of this Lease, Tenant shall file in any court, pursuant to any statute of either the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or any portion of Tenant's property, including, without limitation, its leasehold interest in the Premises, or if Tenant shall make an assignment for the benefit of its creditors or petitions for or enters into an arrangement with its creditors.

                  (g) If, at any time during the term of this Lease, there shall be filed against Tenant in any courts pursuant to any statute of the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, including, without limitation, its, leasehold interest in the Premises, and any such proceeding against Tenant shall not be dismissed within ninety (90) days following the commencement thereof.

                  (h) If Tenant's leasehold interest in the Premises or property therein shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within sixty (60) days thereafter, or if Tenant's leasehold interest in the Premises is sold by judicial sale and such sale is not vacated, set aside or stayed on appeal or otherwise within sixty (60) days thereafter.

         19.2 Remedies on Default. If any of the Events of Default hereinabove specified shall occur, Landlord, at any time thereafter, shall have and may exercise any of the following rights and remedies:

                  Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for the account of Tenant, make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the term of this Lease), at such rents and upon such other terms and provisions as Landlord, in its sole, but reasonable, discretion, may deem advisable. Landlord shall use commercially reasonable efforts to mitigate damage by attempting to relet the Premises, and Landlord shall be the sole judge as to the terms and provisions of any new lease or sublease and of whether or not a particular proposed new tenant or sublessee is acceptable to Landlord. Upon any such reletting, all rents received by the Landlord from such reletting shall be applied, (a) first, to the payment of all costs and expenses of recovering possession of the Premises, (b) second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys' fees and the cost of any alterations and repairs reasonably required for such reletting; (c) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to the Landlord, (d) fourth, to the payment of all Rent and other sums due and unpaid hereunder, and (e) fifth, the residue, if any, shall be held by the Landlord and applied in payment of future Rents as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by the Tenant hereunder, Tenant shall promptly pay any such deficiency to the Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at the time each payment of rent shall otherwise become due under this Lease, or, at the option of Landlord, at the end of the term of this Lease. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any other breach of or default under this Lease other than a default in the payment of rent. No such reentry, retaking or resumption of possession of the Premises by the Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to the Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting, of the Premises or any part or parts thereof for the account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant's previous breach of or default under this Lease.

         In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Landlord shall never be entitled to dispossess Tenant from the Premises pursuant to any "lock-out" or other non-judicial remedy. Accordingly, the mention in this Lease of any particular remedy shall not preclude Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding the Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve Landlord's right or the interest of Landlord in the Premises and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of Landlord in this Lease and in the Premises.

         19.3 Landlord May Cure Tenant Defaults. If Tenant shall default in the performance of any term, provisions, covenant or condition on its part to be performed hereunder, Landlord may, after written notice to Tenant and a reasonable time to perform after receipt of such notice which shall not be less than the time periods set forth in Section 19.1 above (or without notice if, in Landlord's reasonable opinion, an emergency exists) perform the same for the account and at the expense of Tenant. If, at any time and by reason of such default, Landlord is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the highest rate allowed under the laws of the State of Texas, shall be deemed Additional Rent hereunder and shall be repaid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the rents herein reserved.

         19.4 Rights Cumulative. The rights and remedies provided and available to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other.

                                   ARTICLE XX
                             [INTENTIONALLY DELETED]


                                   ARTICLE XXI
                                     NOTICES

         Any notice required or permitted to be given under this Lease shall be deemed given if delivered personally to an officer or general partner of the party to be notified or sent by (a) United States registered or certified mail, postage prepaid, return receipt requested, (b) telecopy or (c) overnight courier service, and addressed as follows:

         If to Landlord:        LINCOLN RAS, LTD.
                                        3300 Lincoln Plaza
                                        500 N. Akard
                                        Dallas, Texas  75201
                                        Attention: Robert Dozier
                                        Phone No.:  (214) 740-3314
                                        Fax No.: (214) 740-3313

         with a copy to:        Jenkens & Gilchrist, a Professional Corporation
                                        1445 Ross Avenue, Suite 3200
                                        Dallas, Texas  75202
                                        Attention:  William L. Sladek, Esq.
                                        Phone No.: (214) 855-4379
                                        Fax No.: (214) 855-4300

         If to Tenant:          ROBB & STUCKY, LTD.
                                        13170 S. Cleveland Avenue
                                        Ft. Myers, Florida 33907
                                        Attention:  Craig Nesvick
                                        Phone No.: (941) 437-7997
                                        Fax No.:  (941) 437-5950

         with a copy to:         Kane, Russell, Coleman & Logan, P.C.
                                        3700 Thanksgiving Tower
                                        1601 Elm Street
                                        Dallas, Texas  75201-7207
                                        Attention:  David N. Condon, Esq.
                                        Phone No.: (214) 777-4224
                                        Fax No.: (214) 777-4299

or such other address as may be designated by either party by written notice to the other. Except as otherwise provided in this Lease, every notice, demand, request or other communication hereunder shall be deemed to have been given or served upon actual receipt thereof. Accordingly, a notice shall not be effective until actually received. Notwithstanding the foregoing, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

                                  ARTICLE XXII
                                  MISCELLANEOUS

         22.1 "Net" Lease. Landlord and Tenant acknowledge and agree that both parties intend that this Lease shall be and constitute what is generally referred to as a "triple net" or "absolute net" lease, such that, after the Delivery Date, Tenant shall be obligated hereunder to pay all costs and expenses incurred with respect to, and associated with, the Premises and the business operated thereon and therein, including, without limitation, all taxes and assessments, utility charges, insurance costs, maintenance costs and repair, replacement and restoration expenses (all as more particularly herein provided) together with any and all other assessments, charges, costs and expenses of any kind or nature whatsoever related to, or associated with, the Premises and the business operated thereon and therein; provided, however, that Landlord shall nonetheless be obligated to pay any debt service on any mortgage encumbering Landlord's fee simple interest in the Premises, and Landlord's personal income taxes with respect to the rents received by Landlord under this Lease. Except as expressly hereinabove provided or as otherwise provided in this Lease, this is a "net" Lease and Landlord shall bear no cost or expense of any type or nature with respect to, or associated with, the Premises.

         22.2 Estoppel Certificates. Tenant shall from time to time, within fifteen (15) days after request by Landlord and without charge, give a Tenant Estoppel Certificate in the form attached hereto as Exhibit "F" and containing such other matters as may be reasonably requested by Landlord to any person, firm or corporation specified by Landlord. Landlord shall from time to time, within fifteen (15) days after request by Tenant and without charge, give an estoppel certificate to Tenant confirming that this Lease is in full force and effect, the date(s) to which Rent has been paid, that this Lease has not been amended or modified, except as specified in such estoppel certificate, and that, to Landlord's knowledge, Tenant is not in default under this Lease, except as specified in such estoppel certificate.

         22.3 Brokerage. Landlord and Tenant hereby represent and warrant to each other that they have not engaged, employed or utilized the services of any business or real estate brokers, salesmen, agents or finders in the initiation, negotiation or consummation of the business and real estate transaction reflected in this Lease. On the basis of such representation and warranty, each party shall and hereby agrees to indemnify and save and hold the other party harmless from and against the payment of any commissions or fees to or claims for commissions or fees by any real estate or business broker, salesman, agent or finder resulting from or arising out of any actions taken or agreements made by them with respect to the business and real estate transaction reflected in this Lease.

         22.4 No Partnership or Joint Venture. Landlord shall not, by virtue of this Lease, in any way or for any purpose, be deemed to be a partner of Tenant in the conduct of Tenant's business upon, within or from the Premises or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

         22.5 Entire Agreement. This Lease contains the entire agreement between the parties and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Landlord and Tenant that there are no verbal agreements, representations, warranties or other understandings affecting the same; and that Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease. This Lease shall not be changed, amended or modified except by a written instrument executed by Landlord and Tenant.

         22.6 Waiver. No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of any Rent by Landlord with knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights (except the right to declare a default as to the failure to pay rent timely if Landlord accepts the payment of such rent after the date it was otherwise due) or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions. Notwithstanding the foregoing, in the event of a default by Tenant under any non-monetary provision of this Lease, such default shall be deemed waived by Landlord unless within ninety (90) days from the later of the time of such default or when Landlord learns of such default, Landlord shall so notify Tenant of the default.

         22.7 Time. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

         22.8 Costs and Attorneys' Fees. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to such prevailing party its reasonable costs and reasonable attorneys' fees, specifically including reasonable attorneys' fees incurred in connection with any appeals (whether or not taxable as such by law). Landlord shall also be entitled to recover its reasonable attorneys' fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim.

         22.9 Captions and Headings. The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease.

         22.10 Severability. If any provision of this Lease shall be deemed to be invalid, it shall be considered deleted therefrom and shall not invalidate the remaining provisions of this Lease.

         22.11 Successors and Assigns. The agreements, terms, provisions, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and, to the extent permitted herein, their respective successors and assigns.

         22.12 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Texas.


         22.13 Recordation of Memorandum of Lease. Landlord and Tenant agree to execute a short form memorandum of this Lease, in the form attached hereto as Exhibit "G" which may be recorded or filed in the appropriate land records of Collin County, Texas, at the request of either party and the party so recording the short form memorandum shall pay the recording costs associated therewith. In the event of a discrepancy between the provisions of this Lease and such short form memorandum thereof, the provisions of this Lease shall prevail.

         22.14 Waiver of Jury Trial. TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD'S ACCEPTING THIS LEASE.

         22.15 Contingency Relating to Landlord's Acquisition of the Land. Landlord's and Tenant's respective obligations under this Lease are subject to and conditioned upon the acquisition by Landlord, or an entity owned or controlled by or affiliated with Landlord, of title to the Land, together with the acquisition by Landlord or such an entity of construction financing from a lender and on terms and conditions acceptable to Landlord in Landlord's sole reasonable discretion, on or before December 6, 1999 (the "Title Date"). In the event Landlord or such a reasonable entity is unable to obtain title to the Land and such financing as described above prior to the Title Date after using good faith efforts to do so, Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other delivered at any time within thirty (30) days after the Title Date; provided, however, Tenant shall have no right to terminate this Lease in the event Landlord or such an entity as is referenced above does acquire title to the Land after the Title Date, but prior to delivery of written notice of termination of this Lease by Tenant.

         22.16. Contingency Relating to Approval of CCRs. Landlord's and Tenant's respective obligations under this Lease are subject to and conditioned upon the approval of the CCRs by Landlord and Tenant, which approval shall not be unreasonably withheld or delayed. In the event the CCRs are not approved in writing by Landlord and Tenant on or before December 6, 1999, then Landlord and Tenant shall each have the right to terminate this Lease upon ten (10) days written notice to the other party, provided that Landlord and Tenant have not previously given such written approval of the CCRs.

         22.17 Contingency Relating to the Approval of Final Construction Plans. Landlord's and Tenant's respective obligations under this Lease are subject to and conditioned upon the approval by Landlord and Tenant of the Final Construction Plans. In the event the Final Construction Plans are not approved by Landlord and Tenant pursuant to Section 2.3(a) of this Lease on or before December 6, 1999, then Landlord and Tenant shall each have the right to terminate this Lease upon ten (10) days written notice to the other party, provided that Landlord and Tenant have not previously given such written approval of the Final Constructions Plans.


                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed on or as of the day and year first above written.

                                LANDLORD:
                                ---------

                                LINCOLN RAS, LTD.,
                                a Texas limited partnership

                                By:   Akard Ervay, Inc.,
                                      a Texas corporation, general partner


                                By:
                                        --------------------------------------
                                Name:
                                        --------------------------------------
                                Title:
                                        --------------------------------------

                                Date of Execution:
                                                  ----------------------------


                                TENANT:
                                -------

                                ROBB & STUCKY, LTD.,
                                a Florida limited partnership

                                By:      Derby Road Investments, Inc.,
                                         general partner


                                By:
                                       ---------------------------------------
                                Name:
                                       ---------------------------------------
                                Title:
                                       ---------------------------------------

                                Date of Execution:
                                                  ----------------------------

                                   EXHIBIT "A"


                                Legal Description


BEING a tract of land situated in the Henry Cook Survey, Abstract No. 183 in the City of Plano, Collin County, Texas and being portions of a called 78.176-acre tract of land (TRACT VII) conveyed to Electronic Data Systems Corporation (EDS), formerly known as Quorum Development Corporation, as evidenced in a Special Warranty Deed recorded in Volume 1257 at Page 760 of the Land Records of Collin County, Texas (LRCCT) and being more particularly described by metes and bounds as follows (bearings based on the EDS control monumentation):

BEGINNING at a 5/8-inch rod set for the North corner of a visibility clip at the intersection of the East right of way line of the Dallas North Tollway (a variable width right of way) with the South right of way line of Legacy Drive (a variable width right of way) as recorded in Volume C at Page 774 of the Map Records of Collin County Texas (MRCCT);

THENCE North 89 degrees 54 minutes 36 seconds East, along the South right of way line of said Legacy Drive, a distance of 263.28 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South 86 degrees 17 minutes 44 seconds East, departing the South right of way line of said Legacy Drive, a distance of 81.54 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South, a distance of 157.01 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South 45 degrees 05 minutes 27 seconds East, a distance of 187.56 feet to a 5/8-inch "KRA" capped iron rod set for corner;

THENCE South, a distance of 85.11 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South, 44 degrees 48 minutes 56 seconds West, a distance of 186.44 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South, a distance of 180.19 feet to a 5/8-inch "KRA" capped iron rod set for corner;

THENCE West, a distance of 348.77 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE North 44 degrees 14 minutes 15 seconds West, a distance of 20.93 feet to a 5/8-inch "KHA" capped iron rod set for corner on the East right of way line of said Dallas North Tollway;

THENCE in a northerly direction, along the East right of way line of said Dallas North Tollway, the following:

                                   EXHIBIT "A"


                            Legal Description (Cont.)


         North 01 degrees 31 minutes 30 seconds East, a distance of 105.96 feet to a 5/8-inch "KHA" capped iron rod set for the point of curvature of a non-tangent curve to the left;

         Along the arc of said curve to the left, through a central angle of 01 degrees 40 minutes 53 seconds, having a radius of 2874.79 feet, a chord bearing of North 00 degrees 39 minutes 51 seconds East, a chord distance of 84.36 feet and an arc length of 84.36 feet to a 5/8-inch "KHA" capped iron rod set for the end of said curve;

         North 00 degrees 10 minutes 35 seconds West, a distance of 471.55 feet to a 5/8-inch "KHA" capped iron rod set for the South corner of the aforesaid visibility clip at the intersection of the East right of way line of said Dallas North Tollway with the South right of way line of said Legacy Drive;

THENCE North 44 degrees 52 minutes 02 seconds East, along the South right of way line of said Legacy Drive, a distance of 21.20 feet to the POINT OF BEGINNING and containing 6.367 acres of land.

Tract 2:

Being a non-exclusive easement for ingress and egress as created by Easement granted by Electronic Data Systems Corporation dated June 17, 1999, filed June 23, 1999, recorded in Volume 4443, Page 28, Land Records of Collin County, Texas, over and across the areas described therein and depicted on Exhibit B thereto.

                                  EXHIBIT "A-1"


                                    Site Plan








                                   EXHIBIT "B"


                         Preliminary Construction Plans


I. Civil Engineering Plans, Drawings and Specifications.

The following Preliminary Civil Construction Plans dated July 14, 1999, prepared by Kimley-Horn and Associates, Inc.:

         Cover Sheet

         Preliminary Plat

         Final Site Plan

         Paving Plans
C-1      General Notes and Miscellaneous Details
C-2      Dimension Control and Paving Plan
C-3      Grading Plan and Erosion Control

         Utilities Plans
C-4      Water and Sanitary Sewer Plan
C-5      Water and Sanitary Sewer Profiles

         Storm Sewer Plans
C-6      Drainage Area Map
C-7      Storm Sewer Plan
C-8      Storm Sewer Profiles

LS01     Landscape Plan


                                   EXHIBIT "B"


                     Preliminary Construction Plans (Cont.)

II. Architectural and Mechanical Plans, Drawings and Specifications.

The following plans, drawings and specifications, dated July 15, 1999, prepared by Butler Design Group:


CS       Cover Sheet                                    E1.0     Electrical Site Plan
A1.1     Site Plan                                      E2.0     Electrical Lighting Plan `A'
A1.2     Enlarged Site Plans                            E2.1     Electrical Lighting Plan `B'
A1.3     Site Details                                   E2.2     Electrical Lighting Plan `C'
A2.1     Building Grid and Context Plan                 E2.3     Electrical Lighting Plan `D'
A2.2     Floor Plan - A                                 E2.4     Electrical Lighting Plan - Mezzanine
A2.3     Floor Plan - B                                 E3.0     Electrical Power Plan `A'
A2.4     Floor Plan - C                                 E3.1     Electrical Power Plan `B'
A2.5     Floor Plan - D                                 E3.2     Electrical Power Plan `C'
A2.6     Mezzanine Floor Plan                           E3.3     Electrical Power Plan `D'
A2.7     Roof Plan                                      E3.4     Electrical Power Plan - Mezzanine
A3.1     Exterior Elevations                            E3.5     Electrical HVAC Plan
A3.2     Exterior Elevations - Towers                   E4.0     Electrical Single Line Diagram
A4.1     Building Sections                              E5.0     Electrical Fixture Schedule, Symbol List
A4.2     Wall Sections                                  E5.1     Electrical Panel Schedules
A4.3     Wall Sections                                  E5.2     Electrical Panel Schedules/Calculations
A4.4     Wall Sections
A4.5     Wall Sections                                  ID 1.1   Partial Floor Plan `A' - Wall Types
A4.6     Wall Sections                                  ID 1.1A  Partial Floor Plan `A' - Dimensions
A5.1     Enlarges Stair Plans                           ID 1.2   Partial Floor Plan `B' - Wall Types
A5.2     Stair Sections                                 ID 1.2A  Partial Floor Plan `B' - Dimensions
A6.1     Roof Details                                   ID 1.3   Partial Floor Plan `C' - Wall Types
A7.1     Door and Window Types                          ID 1.3A  Partial Floor Plan `C' - Dimensions
A7.2     Door and Window Details                        ID 1.4   Partial Floor Plan `D' - Wal Types
                                                        ID 1.4A  Partial Floor Plan `D' - Dimensions
S1.0     General Structural Notes -                     ID 1.5   Mezzanine Level
         Interpretation of Drawings                     ID 1.6   Detail Floor Plans
S1.1     Typical Details                                ID 1.7   Detail Floor Plans
S2.1     Foundation Plan
S3.1     Roof Framing Plan                              ID 2.1   Partial Reflected Ceiling Plan `A'
S3.2     Floor Framing and Clerestory Framing Plan      ID 2.2   Partial Reflected Ceiling Plan `B'
S4.1     Foundation Details                             ID 2.3   Partial Reflected Ceiling Plan `C'
S5.1     Framing Details                                ID 2.4   Partial Reflected Ceiling Plan `D'
S5.2     Framing Details                                ID 2.5   Mezzanine - Reflected Ceiling Plan
S5.3     Framing Details                                ID 2.6   Detail Reflected Ceiling Plans
S5.4     Framing Details                                ID 2.7   Detail Reflected Ceiling Plans
S5.5     Framing Details                                ID 2.8   Ceiling Details and Sections

MO       Mechanical Symbols and Legend                  ID 3.1   Toilet Room Elevations
M1       Mechanical Partial Plan `A'                    ID 3.2   Miscellaneous Elevations

                                   EXHIBIT "B"


                     Preliminary Construction Plans (Cont.)

M2       Mechanical Partial Plan `B'                    ID 3.3   Interior Elevations
M3       Mechanical Partial Plan `C'                    ID 3.4   Interior Elevations
M4       Mechanical Partial Plan `D'                    ID 3.5   Interior Elevations
M5       Mechanical Plan - Second Floor
M6       Mechanical Schedules and Details               ID 5.1   Miscellaneous Details
M7       Sequence of Operations and Points List         ID 6.3   Sections and Details
P1       Plumbing Floor Plan - First Floor
P2       Plumbing Floor Plan - Second Floor             ID 7.1   Room Finish Schedule
P3       Plumbing Schematics
P4       Plumbing Schedules and Details                 ID 8.1   Door & Hardware Schedule
                                                        ID 8.2   Door Details


                                  EXHIBIT "B-1"


                              Development Schedule








                                   EXHIBIT "C"


                             Permitted Encumbrances


1. Mineral estate and interest described in Warranty Deed dated, October 25, 1979, granted by Laverne W. Baccus, Trustee for the benefit of Earlene B. Croom to H. R. Perot, recorded in Volume 1203, Page 898, Deed Records of Collin County, Texas.

2. Mineral estate and interest described in Warranty Deed dated, October 25, 1979, granted by Earl Baccus, Trustee of Laverne W. Baccus to H. R. Perot, recorded in Volume 1204, Page 1, Deed Records of Collin County, Texas.

3. Corrected Easement Agreement, dated June 18, 1985, granted by Electronic Data Systems Corporation to Texas Power & Light Company, recorded in Volume 4443, Page 28, Land Records of Collin County, Texas.

4. Limited or lack of access to road or highway abutting subject property as set forth in Special Warranty Deed, dated June 30, 1986, granted by E.D.S. Land Corporation to The City of Plano, Texas, recorded in Volume 2409, Page 402, Land Records of Collin County, Texas.

5. Limited or lack of access to road or highway abutting subject property as set forth in Special Warranty Deed, dated June 30, 1986, granted by E.D.S. Land Corporation to The City of Plano, Texas, recorded in Volume 2409, Page 438, Land Records of Collin County, Texas.

6. Corrected Declaration of Restrictive Covenants, dated October 4, 1988, executed by Electronic Data Systems Corporation, recorded in Volume 3204, Page 669, Land Records of Collin County, Texas.

7. Easement, dated December 12, 1991, granted by Electronic Data Systems Corporation to American Telephone & Telegraph Company, recorded under Clerk's File No. 91-0070594, Land Records of Collin County, Texas, and as shown on survey of Michael B. Marx, R.P.L.S. No. 5181, dated April
         28. 1999, last revised July 20, 1999.

8. Easement, dated December 12, 1991, granted by Electronic Data Systems Corporation to American Telephone & Telegraph Company, under Clerk's File No. 91-0070595, Land Records Of Collin County, Texas, and as shown on survey of Michael B. Marx, R.P.L.S. No. 5181, dated April 28, 1999, last revised July 20, 1999.

                                   EXHIBIT "C"

9. Easement, dated July 15, 1997, granted by Electronic Data Systems Corporation to The City of Plano, recorded in Volume 2683, Page 420, Land Records of Collin County, Texas, and as shown on survey of Michael
         B. Marx, R.P.L.S. No. 5181, dated April 28, 1999, last revised July 20, 1999;

10. Easement, dated July 15, 1997, granted by Electronic Data Systems Corporation to The City of Plano, recorded in Volume 2683, Page 471, Land Records of Collin County, Texas, and as shown on survey of Michael
         B. Marx, R.P.L.S. #5181, dated April 28, 1999, last revised July 20, 1999.

11. Electric Service Provider Restriction, dated August 6, 1998, executed by Electronic Data Systems for the benefit of Texas Utilities Electric Company, recorded in Volume 4226, Page 2200, Land Records of Collin County, Texas.

12. Terms, provisions and conditions of Sidewalk Agreement, dated June 28, 1998, by and between The City of Plano and Electronic Data Systems Corporation, recorded in Volume 2892, Page 398, Land Records of Collin County, Texas.

13. Master Declaration of Covenants, Conditions and Restrictions, dated February 16, 1999, executed by Electronic Data Systems Corporation, in Volume 4355, Page 619, Land Records of Collin County, Texas.

                                   EXHIBIT "D"


             Subordination, Non-Disturbance and Attornment Agreement

This instrument prepared by:







STATE OF TEXAS    )
                  )
COUNTY OF COLLIN  )

                         SUBORDINATION, ATTORNMENT, AND
                            NON-DISTURBANCE AGREEMENT


         THIS AGREEMENT is made and entered into as of the ___ day of ______________, 1999, by and between ROBB & STUCKY, LTD., a Florida limited partnership ("Tenant"), and ________________________________________, a
___________________________________ ("Lender").

                                R E C I T A L S:

         Tenant is the present tenant under that certain Lease Agreement dated as of July 29, 1999, (hereinafter the "Lease"), on the parcel of real property more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"). The premises demised to Tenant under the Lease, as more particularly described therein, are referred to herein as the "Premises".

         Lincoln RAS Ltd., a Texas limited partnership, as the present landlord under the Lease (the "Landlord"), has requested a loan from Lender, to be secured by a first deed of trust covering the Land and an assignment of all leases relating thereto, including the Lease. Said deed of trust and assignment of leases, as the same may hereafter be amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time (the consent of Tenant to which shall not be required), are referred to herein as the "Security Instruments." As a condition to making such loan, Lender has required that Tenant execute this instrument.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and as an inducement to Lender to extend financing to the Landlord, the parties hereto do mutually covenant and agree as follows:

1. Subordination. The Lease shall at all times be subject and subordinate in all respects to the Security Instruments, the lien and security interest imposed by the Security Instruments, and all advances made under the Security Instruments.

2. Lender's Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, Tenant shall give prompt written notice to Lender of any default or breach by Landlord under the Lease that are of such a nature as to give Tenant a right to terminate the Lease, to reduce rent, or to credit or offset any amounts against future rents. After Lender receives such notice, Lender shall have a period of thirty
         (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord.

3. Payment of Rents to Lender. Upon Lender's written request and without regard to contrary instructions from Landlord, Tenant agrees that it will make the payments to be made by Tenant under the Lease directly to Lender. Landlord acknowledges that any such payments made by Tenant to Lender following such a request shall be deemed to satisfy Tenant's obligations to Landlord under the Lease to the extent of such payments, but not otherwise. Prior to the time that Successor Landlord succeeds to the interest of Landlord in the Premises as described in Section 5 below, receipt of such payments by Lender shall not relieve Landlord of its obligations under the Lease nor operate to make Lender responsible for the performance thereof, and Tenant shall continue to look solely to Landlord for performance of such obligations.

4. Attornment. If the interest of Landlord in the Premises shall be acquired by Lender or any other transferee through foreclosure, deed in lieu of foreclosure, or by any other method (Lender or such other transferee being referred to herein as "Successor Landlord"), then the Lease shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms thereof. Tenant shall thereupon be bound to Successor Landlord, and Successor Landlord shall be bound to Tenant, under all the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof, with the same force and effect as if Successor Landlord was the original landlord under the Lease. Tenant does hereby attorn to Successor Landlord as its landlord, said attornment to be effective and self-operative without the execution of any additional documents by the parties hereto immediately upon Successor Landlord's succeeding to the interest of Landlord under the Lease.

Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Security Instruments, Successor Landlord shall not be liable for or bound by any of the following matters:

                  (a) except for any default or breach of which Lender has been notified pursuant to Section 2 hereof but has failed to cure, any default or breach in the Landlord's obligations under the Lease occurring prior to the time Successor Landlord succeeds to the interest of Landlord in the Premises;

                  (b) any payment of rent (including fixed rent, percentage rent, or additional rent) that Tenant might have made to Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the time Successor Landlord succeeds to the interest of Landlord in the Premises;

                  (c) any deposit or security which was delivered to Landlord but which was not subsequently delivered to Successor Landlord;

                  (d) any modification or amendment to the Lease, or any waiver of any terms of the Lease, made without Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned;

                  (e) any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant; or

                  (f) any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any construction, alterations, demolition, or other improvements or work at the Land, including the Premises (other than day-to-day maintenance and repairs).

         In no event shall the foregoing provisions of this Section 5 be deemed to limit the valid exercise of Tenant's set-off rights under the Lease with respect to breaches or defaults by Landlord occurring prior to the time Successor Landlord succeeds to the interest of Landlord in the Premises.

Exculpation of Successor Landlord. Notwithstanding anything to the contrary in the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in the Land from time to time, Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of the Land by Successor Landlord (collectively, the "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. Tenant shall not collect or attempt to collect any such obligations out of any other assets of Successor Landlord.

5. Confirmation of Facts. Tenant hereby represents and warrants to Lender, knowing that Lender will rely hereon as an inducement to extend credit to Landlord, that as of the date that Tenant executed this Agreement (a) the Lease is in full force and effect, has not been modified, altered, or amended except as described herein, and constitutes the entire agreement between Landlord and Tenant relating to the Premises; (b) Tenant has no interest in the Land except pursuant to the Lease; (c) no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time, or both, would constitute such a breach or default;
         (d) there are no offsets or credits  against  rentals under the Lease;
         (e) Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease; (f) all rent due under the Lease is currently paid to the Landlord, has not been prepaid, and Tenant will not hereafter prepay rentals by more than thirty (30) days; (g) unless sooner terminated in accordance with the terms of the Lease, the initial term of the Lease expires on the date that is twenty (20) years after the Rent Commencement Date; (h) there are no actions, either voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States, or under the bankruptcy laws of any state; and (i) Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

6. Notices. All notices, demands, or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be given or served by the United States mail, postage prepaid and certified with return receipt requested, or by a nationally recognized overnight courier service, addressed as follows:

                  If to Lender:




                  Attn:
                       ------------------------------

                  If to Tenant:

                  Robb & Stucky, Ltd.
                  13170 S. Cleveland Avenue
                  Fort Myers, Florida 33907
                  Attn:  Craig Nesvick

                  With a copy to:

                  Kane, Russell, Coleman & Logan
                  3700 Thanksgiving Tower, 1601 Elm
                  Dallas, Texas  75201-7207
                  Attn:  David N. Condon, Esq.

or at such other single address in the United States as either party may by notice in writing designate. Any notice shall be effective the next business day after being sent by overnight courier service and five (5) business days after being sent by certified mail (return receipt requested).

7. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns. If Lender assigns the Security Documents, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8. Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.

9. Interaction with Lease and Security Documents. If this Agreement conflicts with the Lease, then this Agreement shall govern as between Tenant and Lender, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Security Documents.

10. Amendments. This Agreement may be amended, discharged, or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

11. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed, as of the day and year first above written.

                            TENANT:

                            ROBB & STUCKY, LTD.,
                            a Florida limited partnership

                            By:      Derby Road Investments, Inc.,
                                     a Florida corporation, general partner

                            By:
                                     -----------------------------------------
                            Name:
                                     -----------------------------------------
                            Title:
                                     -----------------------------------------

                            Date of execution:
                                               -------------------------------


                            LENDER:

                            a
                                     -----------------------------------------


                            By:
                                     -----------------------------------------
                            Name:
                                     -----------------------------------------
                            Title:
                                     -----------------------------------------

                            Date of execution:
                                              --------------------------------

                               LANDLORD'S CONSENT


         Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord's request. The foregoing Agreement shall not alter, waive, or diminish any of Landlord's obligations under the Security Documents or the Lease. The foregoing Agreement discharges the obligations of Lender under the Security Documents and related loan documents, if any, to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the foregoing Agreement.

                            LANDLORD:

                            LINCOLN RAS LTD.,
                            a Texas limited partnership

                            By: Akard Ervay, Inc.,
                                a Texas corporation,
                                its General Partner


                            By:
                                  --------------------------------------------
                            Name:
                                  --------------------------------------------
                            Title:
                                  --------------------------------------------

                            Date of execution:
                                              --------------------------------

                                    EXHIBIT A
                                       to
             Subordination, Attornment and Nondisturbance Agreement







                                   EXHIBIT "E"


                                 Approved Budget





                                   EXHIBIT "F"


                           TENANT ESTOPPEL CERTIFICATE


         The undersigned ("Tenant") hereby certifies that:

1. Tenant is the tenant of certain real property and improvements thereon (the "Premises") located in Collin County, Texas, under a Lease Agreement (the "Lease") dated as of July 29, 1999, entered into between Tenant, as tenant, and Lincoln RAS, Ltd., a Texas limited partnership, as landlord ("Landlord"), as further described in that certain Memorandum of Lease dated effective July 29, 1999 between Landlord and Tenant and filed in the Real Property Records of Collin County, Texas.

2. A true, correct and complete copy of the Lease and all amendments thereto, if any, are attached hereto as Exhibit "A". Except for such amendments as may be attached as part of Exhibit "A", the Lease has not been amended, modified, supplemented, encumbered, assigned, pledged or terminated.

3. The Lease is presently in full force and effect and neither Landlord nor Tenant is in default thereunder. To the knowledge of Tenant, there exist no defaults under the Lease.

4. To the knowledge of Tenant, all improvements or repairs required under the terms of the Lease to be made by Landlord through the date hereof have been satisfactorily completed.

5.       Tenant has accepted the Premises and is paying rent under the Lease.

6. The term of the Lease has commenced, the Rent Commencement Date is ________, 19__, and the term of the Lease will end on ________________,
         _______ subject to Tenant's options to renew the Lease for two (2) successive periods of five (5) years each.

7.       The amount of security deposit paid under the terms of the Lease is
         _________.

8. There are no concessions, bonuses, free rental periods, rebates or other matters affecting the rental payable by Tenant under the Lease.

9. Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease. Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease with no offsets, deductions, defenses or claims; and Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification.

10. The Premises is in compliance with any and all use restrictions pursuant to the Lease.

11. This certificate is made for the benefit of Landlord, its successors and assigns, [Name of Purchaser, if applicable] and [Name of Landlord's lender], its successors and assigns, and is executed by a person duly authorized and fully qualified to execute this instrument on behalf of Tenant.

         EXECUTED this _____ day of _______, _____.

                    TENANT:

                    ROBB & STUCKY, LTD.,
                    a Florida limited partnership

                    By:      Derby Road Investments, Inc.,
                             A Florida corporation, general partner


                    By:
                            --------------------------------------------
                    Name:
                            --------------------------------------------
                    Title:
                            --------------------------------------------


STATE OF _____________   ss.

COUNTY OF ___________    ss.

         On this ____ day of _______, 1999, before me personally appeared ___________________, to me known to be the ____________ of Derby Road
Investments, Inc., a Florida corporation, general partner of ROBB & STUCKY, LTD., a Florida limited partnership, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.


                           Notary Public in and for the State
                           of _______ residing at _______________

                           --------------------------------------
                           Expiration of Commission

                       FIRST AMENDMENT TO LEASE AGREEMENT


         THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into on this the 31st day of August, 1999, to be effective as of the 29th day of July, 1999, by and between LINCOLN RAS, LTD., a Texas limited partnership ("Landlord"), and ROBB & STUCKY, LTD., a Florida limited partnership ("Tenant").

                                R E C I T A L S:
                                 ---------------

         A. On or about July 29, 1999, Landlord and Tenant entered into that certain Lease Agreement (the "Lease"), pursuant to the terms of which Landlord leased to Tenant approximately 112,389 square feet of space situated in a building (the "Building") to be constructed by Landlord in the City of Plano, Collin County, Texas, as more particularly described in the Lease.

         B. Landlord and Tenant now desire to amend the Lease.

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. All terms which are defined in the Lease shall have the same meaning when used in this Amendment, unless specifically provided herein to the contrary.

2. Exhibit "A" attached to the Lease is hereby deleted in its entirety and Exhibit "A" attached hereto is substituted in lieu thereof.

3. Exhibit "C" attached to the Lease is hereby deleted in its entirety and Exhibit "C" attached hereto is substituted in lieu thereof.

4. Section 3.1 of the Lease is hereby amended to delete the second sentence of such Section and substitute the following in lieu thereof:

         "To the limited extent permitted by the terms, provisions and conditions of the CCRs, following the expiration of the third (3rd) Lease Year (hereinafter defined), Tenant shall have the right to change the Permitted Use to any other lawful retail use following not less than thirty (30) days prior written notice to Landlord of such change in use."

5. Section 3.2 of the Lease is hereby amended to delete the second sentence of such Section and substituted the following in lieu thereof:

         "Following the expiration of the third (3rd) Lease Year, Tenant shall have the right to cease or reduce operations in the Premises following prior written notice to Landlord of such cessation or reduction in operations delivered no later than the date that is thirty (30) days prior to the date of such cessation or reduction in operations."

6. Section 4.3 of the Lease is hereby amended to delete the last sentence of such Section and substitute the following in lieu thereof:

         "Throughout the Term of this Lease, in addition to the statements of Gross Sales described above, Tenant shall deliver to Landlord (i) audited annual financial statements of Tenant with audit report and related notes, all prepared by a nationally recognized firm of certified public accountants, delivered no later than four (4) months after the end of each of Tenant's fiscal years, (ii) unaudited quarterly financial statements of Tenant, certified to be true, correct and complete by the chief financial officer of Tenant, delivered no later than two (2) months after the end of each of Tenant's fiscal quarters, and (iii) unaudited quarterly operating statements with respect to Tenant's operations at the Premises (including all receipts and expenses attributable to such operations), certified to be true, correct and complete by the chief financial officer of Tenant, delivered no later than two (2) months after the end of each of Tenant's fiscal quarters."

7. In addition to the matters described in Paragraph 3 above, Tenant will provide within five (5) days of Landlord's written request (which requests shall be made no more often than twice per Lease Year) the then most current monthly unaudited financial statements of Tenant and the then most current monthly unaudited operating statements with respect to Tenant's operations at the Premises. Further, after reasonable notice, throughout the term of the Lease, Tenant shall make available to Landlord for reasonable meetings and telephonic conferences, during Tenant's normal business hours and at Tenant's offices, appropriate representatives of Tenant, including Tenant's chief financial officer and comptroller, to discuss with Landlord such questions as Landlord may in good faith reasonably submit to Tenant with respect to Tenant's operations and financial condition.

8. Landlord and Tenant each hereby acknowledge and agree that the contingency relating to the approval of the CCRs described in Section 22.16 of the Lease and the contingency relating to the approval of the Final Construction Plans described in Section 22.17 of the Lease have both been satisfied, such that neither Landlord nor Tenant shall have any further right to terminate the Lease pursuant to either Section 22.16 or Section 22.17.

9. For so long as the Lease remains in effect, Landlord shall not amend or modify, or consent to the amendment or modification of, the CCRs without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed.

10. The parties hereto agree that the Lease may not be recorded and that such parties shall use their good faith efforts to preserve the confidentiality of the material economic terms of this transaction, such as rental rate, lease term and renewal options. In addition, Landlord agrees to use its good faith efforts to preserve the confidentiality of Tenant with respect to any reports concerning Gross Sales, Tenant's financial condition and Tenant's business operations which are not otherwise made public by tenant (whether through disclosure to credit rating agencies, such as Dun & Bradstreet or otherwise) or available in the public domain generally. This confidentiality agreement extends to any partners, lawyers, accountants, employees, agents or any other persons acting at the specific direction of the parties hereto. The parties hereto agree to use their good faith efforts to avoid discussing with, or disclosing to, any third parties (except those parties listed above, together with any prospective lenders, lenders, developers, prospective purchasers, and purchasers of the parties hereto) any of the material economic terms of this transaction. It is specifically agreed by way of illustration, but not by limitation, that the covenant of confidentiality set forth herein shall not be breached if such information is disclosed in connection with or due to any governmental law or ordinance or judicial proceedings, or if Landlord shall disclose such information to Landlord's prospective partners, partners, developers, bankers, prospective purchasers, accountants, agents, prospective lenders, lenders, lawyers or other parties referred to above, provided notice of this confidentiality provision is given to such parties. Any knowing or willful breach of this confidentiality agreement shall constitute an automatic event of default without notice or cure provided, for which either party may recover actual (but not consequential or punitive) damages as their sole remedy and for which neither party can terminate this Lease.

11. This Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

12. The Lease, as amended hereby, is ratified and confirmed by all the parties as being in full force and effect. To the extent of any conflict between the terms and provisions of the Lease and this Amendment, the terms and provisions of this Amendment shall govern and control. Tenant hereby acknowledges, confirms and agrees that, as of the date of this Amendment, no known disputes exist between Landlord and Tenant, Landlord is not in default under the terms of the Lease and the Lease is in full force and effect. Tenant hereby acknowledges and agrees that, as of the date of this Amendment, Tenant has no known claims against Landlord and has no defenses or offsets to the full and timely performance by Tenant of each of its duties and obligations under the Lease, whether monetary or otherwise. This Amendment is binding on the parties and their successors and assigns.

                         (Signatures on following page)

         IN WITNESS WHEREOF, this Amendment is being made and entered into on this 9th day of September, 1999, to be effective as of the 29th day of July, 1999.

                              LANDLORD:

                              LINCOLN RAS, LTD.,
                              a Texas limited partnership

                              By: Akard Ervay, Inc.,
                                  a Texas corporation, general partner


                              By:
                                  -----------------------------------------
                              Name:
                                  -----------------------------------------
                              Title:
                                  -----------------------------------------


                              TENANT:

                              ROBB & STUCKY, LTD.,
                              a Florida limited partnership

                              By:  Derby Road Investments, Inc.,
                                   general partner


                              By:
                                   ----------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                   ----------------------------------------

                                   EXHIBIT "A"

                                   EXHIBIT "A"


                                Legal Description


BEING a tract of land situated in the Henry Cook Survey, Abstract No. 183 in the City of Plano, Collin County, Texas and being portions of a called 78.176-acre tract of land (TRACT VII) conveyed to Electronic Data Systems Corporation (EDS), formerly known as Quorum Development Corporation, as evidenced in a Special Warranty Deed recorded in Volume 1257 at Page 760 of the Land Records of Collin County, Texas (LRCCT) and being more particularly described by metes and bounds as follows (bearings based on the EDS control monumentation):

BEGINNING at a 5/8-inch rod set for the North corner of a visibility clip at the intersection of the East right of way line of the Dallas North Tollway (a variable width right of way) with the South right of way line of Legacy Drive (a variable width right of way) as recorded in Volume C at Page 774 of the Map Records of Collin County, Texas (MRCCT);

THENCE North 89 degrees 54 minutes 36 seconds East, along the South right of way line of said Legacy Drive, a distance of 263.28 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South 86 degrees 17 minutes 44 seconds East, departing the South right of way line of said Legacy Drive, a distance of 81.54 feet to a 5/8-inch "KHA capped iron rod set for corner;

THENCE South, a distance of 157.01 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South 45 degrees 05 minutes 27 seconds East, a distance of 187.56 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South, a distance of 85.11 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South, 44 degrees 48 minutes 56 seconds West, a distance of 186.44 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE South, a distance of 180.19 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE West, a distance of 348.77 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE North 44 degrees 14 minutes 15 seconds West, a distance of 20.93 feet to a 5/8-inch "KHA" capped iron rod set for corner on the East right of way line of said Dallas North Tollway;

THENCE in a northerly direction, along the East right of way line of said Dallas North Tollway, the following:

         North 01 degrees 31 minutes 30 seconds East, a distance of 105.96 feet to a 5/8-inch "KHA" capped iron rod set for the point of curvature of a non-tangent curve to the left;

         Along the arc of said curve to the left, through a central angle of 01 degrees 36 minutes 44 seconds, having a radius of 2874.79 feet, a chord bearing of North 00 degrees 41 minutes 56 seconds East, a chord distance of 80.89 feet and an arc length of 80.896 feet to a 5/8-inch "KHA" capped iron rod set for the end of said curve;

THENCE North 04 degrees 01 minutes 07 seconds East, departing the right of way of said North Dallas Tollway, a distance of 150.40 feet to a 5/8-inch "KHA" capped iron rod set for corner;

THENCE North 00 degrees 10 minutes 35 seconds West, a distance of 325.00 feet to a 5/8-inch "KHA" capped iron rod set for a corner;

THENCE North 44 degrees 52 minutes 02 seconds East, a distance of 21.20 feet to the POINT OF BEGINNING and containing a calculated area of 272,800 square feet or 6.263 acres of land.

Tract 2:

Being a non-exclusive easement for ingress and egress as created by Easement granted by Electronic Data Systems Corporation dated June 17, 1999, filed June 23, 1999, cc#99-0078442, recorded in Volume 4443, Page 28, Land Records of Collin County, Texas, over and across the areas described therein and depicted on Exhibit B thereto.

Tract 3:

Being a non-exclusive easement for ingress and egress as created by Reciprocal Driveway Easement, Temporary Construction Easement and Maintenance Agreement, dated September __, 1999, filed September __, 1999, cc#99-___________, recorded in the Land Records of Collin County, Texas, over and across that portion of the Driveway Easement Area (as defined therein) situated on the EDS Tract (as defined therein, and described and depicted on Exhibit C thereto).

                                   EXHIBIT "C"


                             Permitted Encumbrances


1. Mineral estate and interest described in Warranty Deed dated, October 25, 1979, granted by Laverne W. Baccus, Trustee for the benefit of Earlene B. Croom to H. R. Perot, recorded in Volume 1203, Page 893, Deed Records of Collin County, Texas.

2. Mineral estate and interest described in instrument filed 10/29/1979, recorded in Volume 1203, Page 893, Deed Records of Collin County, Texas.

3. Mineral estate and interest described in Warranty Deed dated, October 25, 1979, granted by Earl Baccus, Trustee of Laverne W. Baccus to H. R. Perot, recorded in Volume 1204, Page 1, Deed Records of Collin County, Texas.

4. Limited or lack of access to road or highway abutting subject property as set forth in Special Warranty Deed, dated June 30, 1986, granted by E.D.S. Land Corporation to The City of Plano, Texas, recorded in Volume 2409, Page 402, Land Records of Collin County, Texas.

5. Limited or lack of access to road or highway abutting subject property as set forth in Special Warranty Deed, dated June 30, 1986, granted by E.D.S. Land Corporation to The City of Plano, Texas, recorded in Volume 2409, Page 438, Land Records of Collin County, Texas.

6. Corrected Declaration of Restrictive Covenants, dated October 4, 1988, executed by Electronic Data Systems Corporation, recorded in Volume 3204, Page 669, Land Records of Collin County, Texas.

7. Easement, dated December 12, 1991, granted by Electronic Data Systems Corporation to American Telephone & Telegraph Company, recorded under Clerk's File No. 91-0070594, Land Records of Collin County, Texas, and as shown on survey of Michael B. Marx, R.P.L.S. No. 5181, dated April 28. 1999, last revised July 20, 1999.

8. Easement, dated December 12, 1991, granted by Electronic Data Systems Corporation to American Telephone & Telegraph Company, under Clerk's File No. 91-0070595, Land Records Of Collin County, Texas, and as shown on survey of Michael B. Marx, R.P.L.S. No. 5181, dated April 28, 1999, last revised July 20, 1999.

9. Easement, dated July 15, 1997, granted by Electronic Data Systems Corporation to The City of Plano, recorded in Volume 2683, Page 420, Land Records of Collin County, Texas, and as shown on survey of Michael B. Marx, R.P.L.S. No. 5181, dated April 28, 1999, last revised July 20, 1999;

10. Easement, dated July 15, 1997, granted by Electronic Data Systems Corporation to The City of Plano, recorded in Volume 2683, Page 471, Land Records of Collin County, Texas, and as shown on survey of Michael B. Marx, R.P.L.S. #5181, dated April 28, 1999, last revised July 20, 1999.

11. Electric Service Provider Restriction, dated August 6, 1998, executed by Electronic Data Systems for the benefit of Texas Utilities Electric Company, recorded in Volume 4226, Page 2200, Land Records of Collin County, Texas.

12. Terms, provisions and conditions of Sidewalk Agreement, dated June 28, 1998, by and between The City of Plano and Electronic Data Systems Corporation, recorded in Volume 2892, Page 398, Land Records of Collin County, Texas.

13. Master Declaration of Covenants, Conditions and Restrictions, dated February 16, 1999, executed by Electronic Data Systems Corporation, in Volume 4355, Page 619, Land Records of Collin County, Texas, as affected by Supplement to Master Declaration of Covenants, Conditions and Restrictions dated ________________, 1999, executed by Electronic Data Systems Corporation and recorded or to be recorded in the Land Records of Collin County, Texas.

14. Easement granted by Electronic Data Systems Corporation to Denton County Electric Cooperative, Inc., filed 06/03/1998, recorded, recorded in Volume 4178, Page 4336, Land Records of Collin County, Texas, and as shown on survey of Michael E. Marx, R.P.L.S. #5181, dated 04/28/99, last revised 07/29/1999.

15. Repurchase Option and Right of First Negotiation reserved in Special Warranty Deed dated September __, 1999, executed by Electronic Data Systems Corporation to Lincoln RAS, Ltd., recorded or to be recorded in the Land Records of Collin County, Texas.

                      SECOND AMENDMENT TO LEASE AGREEMENT


         THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into on this the 11th day of July, 2001, by and between LINCOLN RAS, LTD., a Texas limited partnership ("Landlord"), and ROBB & STUCKY, LTD., a Florida limited partnership ("Tenant").

                                R E C I T A L S:
                                 ---------------

         A. On or about July 29, 1999, Landlord and Tenant entered into that certain Lease Agreement (as amended, the "Lease"), pursuant to the terms of which Landlord leased to Tenant approximately 112,389 square feet of space situated in a building (the "Building") to be constructed by Landlord in the City of Plano, Collin County, Texas, as more particularly described in the Lease, which Lease was amended pursuant to the terms of that certain First Amendment to Lease Agreement dated effective as of July 29, 1999, executed by and between Landlord and Tenant.

         B. Landlord has completed construction of the Building substantially in accordance with the Final Construction Plans (as defined in the Lease) and Tenant has commenced the operation of Tenant's business in the Premises as a Robb & Stucky retail furniture store.

         C. Landlord and Tenant now desire to further amend the Lease and confirm certain factual matters relating to the Lease.

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

13. All terms which are defined in the Lease shall have the same meaning when used in this Amendment, unless specifically provided herein to the contrary.

14. For purposes of Section 2.2 of the Lease, Landlord and Tenant hereby confirm that the Rent Commencement Date occurred on, and shall be deemed to be, June 24, 2000. Accordingly, the Term of the Lease shall expire at 11:59 p.m. on June 23, 2020, unless sooner terminated or extended in accordance with the terms and provisions of the Lease.

         Landlord and Tenant hereby confirm that the Delivery Date has occurred and that all of the requirements of Section 2.3 of the Lease have been satisfied. Without limiting the generality of the foregoing, Tenant hereby confirms that it has unconditionally accepted delivery of the Premises, subject only to Landlord's warranty contained in Section 2.3(g) of the Lease. Such warranty expired on May 1, 2001, with respect to the work specified in divisions 14, 15 and 16 of the Final Construction Plans (mechanical, electric and plumbing) and shall expire on May 22, 2001 with respect to all other items subject to such warranty.

15. Landlord and Tenant hereby further confirm that all costs and expenses described in the Approved Budget have been properly allocated and paid by Landlord and Tenant, as applicable, and that no further allocations in connection with the Approved Budget are necessary. Accordingly, the Approved Budget is no longer applicable to the Lease and shall be of no further force and effect.

16. Section 2.3(h) of the Lease is hereby deleted in its entirety and shall be without any force and effect as though such Section had never existed.

17. For purposes of Section 3.2 of the Lease, Landlord hereby acknowledges that Tenant opened for business in the Premises on or about June 24, 2000, which date occurred before the date which is ninety (90) days following the Rent Commencement Date, as required by the terms of such Section 3.2.

18. Section 4.1 of the Lease is hereby deleted in its entirety and shall be without any force and effect as though such Section had never existed and the following is substituted in lieu thereof:

                           "4.1 Base Rent. Effective as of the Rent Commencement
                  Date, Tenant shall pay to Landlord base rent (as applicable for each Lease Year, "Base Rent") for the Premises, together with all applicable sales and use taxes thereon, if any, in accordance with the following schedule:

                      Lease Years        Annual Base Rent      Monthly Base Rent
                      -----------        ----------------      -----------------

                         1-7               $1,254,098            $104,508.16
                         8-14              $1,379,507            $114,958.91
                        15-20              $1,517,458            $126,454.83
               21-25 (1st option period)   $1,669,204            $139,100.33
               26-30 (2nd option period)   $1,636,124            $136,343.66

                           Base Rent shall be due and payable commencing on the
                  Rent Commencement Date. Base Rent for each successive Lease Year during the Term shall be due and payable in equal monthly installments, in advance, on the first day of each calendar month commencing on the first day of the calendar month immediately following the Rent Commencement Date, it being agreed that Base Rent payable with respect to the period between the Rent Commencement Date and the first day of the following calendar month shall be due at the time that the first payment of Base Rent is due.

                           For the purposes of this Lease, the term "Lease Year"
                  shall mean and be defined as each twelve (12) month period commencing on the first day of the calendar month immediately following the Rent Commencement Date; provided, however, that the first Lease Year shall include the period from the Rent Commencement Date to the first day of the next following calendar month. Base Rent shall be prorated for an extended or partial Lease Year (i.e., the first Lease Year and/or the final Lease Year)."

19. Landlord and Tenant each hereby confirm that the contingency described in
Section 22.15 relating to Landlord's acquisition of the Land has been satisfied, such that neither Landlord nor Tenant shall have any further right to terminate the Lease pursuant to such Section 22.15.

20. This Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

21. The Lease, as amended hereby, is ratified and confirmed by all the parties as being in full force and effect. To the extent of any conflict between the terms and provisions of the Lease and this Amendment, the terms and provisions of this Amendment shall govern and control. Landlord and Tenant hereby acknowledge, confirm and agree that, as of the date of this Amendment, to such parties' respective knowledge, no known disputes exist between Landlord and Tenant, neither Landlord nor Tenant is in default under the terms of the Lease and the Lease is in full force and effect. Tenant hereby acknowledges and agrees that, as of the date of this Amendment, Tenant has no known claims against Landlord and has no defenses or offsets to the full and timely performance by Tenant of each of its duties and obligations under the Lease, whether monetary or otherwise. Landlord hereby acknowledges and agrees that, as of the date of this Amendment, Landlord has no known claims against Tenant and has no defenses or offsets to the full and timely performance by Landlord of each of its duties and obligations under the Lease, whether monetary or otherwise. This Amendment is binding on the parties and their successors and assigns.

                         (Signatures on following page)

         IN WITNESS WHEREOF, this Amendment is being made and entered into on this 11th day of July, 2001.

                           LANDLORD:

                           LINCOLN RAS, LTD.,
                           a Texas limited partnership

                           By: Akard Ervay, Inc.,
                               a Texas corporation, general partner


                           By:
                                ---------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                ---------------------------------------


                           TENANT:

                           ROBB & STUCKY, LTD.,
                           a Florida limited partnership

                           By:      Derby Road Investments, Inc.,
                                    general partner


                           By:
                               -----------------------------------------
                           Name:
                               -----------------------------------------
                           Title:
                               -----------------------------------------

                       THIRD AMENDMENT TO LEASE AGREEMENT


         THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into on this the 31st day of August, 2001, by and between LINCOLN RAS, LTD., a Texas limited partnership ("Landlord"), and ROBB & STUCKY, LTD., a Florida limited partnership ("Tenant").

                                R E C I T A L S:
                                 ---------------

         A. On or about July 29, 1999, Landlord and Tenant entered into that certain Lease Agreement (as amended, the "Lease"), pursuant to the terms of which Landlord leased to Tenant approximately 112,389 square feet of space situated in a building (the "Building") to be constructed by Landlord in the City of Plano, Collin County, Texas, as more particularly described in the Lease, which Lease was amended pursuant to the terms of that certain First Amendment to Lease Agreement dated effective as of July 29, 1999, executed by and between Landlord and Tenant, and that certain Second Amendment to Lease Agreement dated as of July 11th, 2001, executed by and between Landlord and Tenant.

         B. Landlord and Tenant now desire to further amend the Lease and confirm certain factual matters relating to the Lease.

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

22. All terms which are defined in the Lease shall have the same meaning when used in this Amendment, unless specifically provided herein to the contrary.

23. Section 4.1 of the Lease is hereby amended to provide that Base Rent for Lease Years 26-30 (2nd option period) shall be equal to $1,836,124 per year ($153,010.33 per month).

24. This Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

25. The Lease, as amended hereby, is ratified and confirmed by all the parties as being in full force and effect. To the extent of any conflict between the terms and provisions of the Lease and this Amendment, the terms and provisions of this Amendment shall govern and control. Landlord and Tenant hereby acknowledge, confirm and agree that, as of the date of this Amendment, to such parties' respective knowledge, no known disputes exist between Landlord and Tenant, neither Landlord nor Tenant is in default under the terms of the Lease and the Lease is in full force and effect. Tenant hereby acknowledges and agrees that, as of the date of this Amendment, Tenant has no known claims against Landlord and has no defenses or offsets to the full and timely performance by Tenant of each of its duties and obligations under the Lease, whether monetary or otherwise. Landlord hereby acknowledges and agrees that, as of the date of this Amendment, Landlord has no known claims against Tenant and has no defenses or offsets to the full and timely performance by Landlord of each of its duties and obligations under the Lease, whether monetary or otherwise. This Amendment is binding on the parties and their successors and assigns.

         IN WITNESS WHEREOF, this Amendment is being made and entered into on this 31st day of August, 2001.

                        LANDLORD:

                        LINCOLN RAS, LTD.,
                        a Texas limited partnership

                        By: Akard Ervay, Inc.,
                            a Texas corporation, general partner


                        By:
                           -----------------------------------------------
                        Name:
                           -----------------------------------------------
                        Title:
                           -----------------------------------------------

                        TENANT:

                        ROBB & STUCKY, LTD.,
                        a Florida limited partnership

                        By:      Derby Road Investments, Inc.,
                                 general partner


                        By:
                           -----------------------------------------------
                        Name:
                           -----------------------------------------------
                        Title:
                           -----------------------------------------------